UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.         )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule14a-12
Core-Mark Holding Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

Core-Mark Holding Company, Inc.
395 Oyster Point Blvd., Suite 415
South San Francisco, California 94080
www.Core-Mark.com

April 13, 2010

Dear Fellow Stockholders:

The Board of Directors of Core-Mark Holding Company, Inc. (“Core-Mark”) invites you to attend Core-Mark’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. PDT on Tuesday, May 25, 2010 at the Radisson Hotel, 5000 Sierra Point Parkway, Brisbane, California 94005. You will find directions to the Annual Meeting on the back cover of the accompanying Proxy Statement.

The Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the Annual Meeting. You may vote by proxy, by telephone, over the internet or by completing and mailing the enclosed proxy card in the return envelope provided. If you do not vote by mail, telephone or via the internet, you still may attend the Annual Meeting and vote in person.

Thank you for your continued support of Core-Mark.

Sincerely,

Randolph I. Thornton	J. Michael Walsh
Director and Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Core-Mark Holding Company, Inc.
395 Oyster Point Blvd., Suite 415
South San Francisco, California 94080

April 13, 2010

The 2010 Annual Meeting of Stockholders of Core-Mark Holding Company, Inc. (“Core-Mark”) will be held as follows:

DATE:	Tuesday, May 25, 2010
TIME:	11:00 a.m. PDT
LOCATION:	Radisson Hotel 5000 Sierra Point Parkway Brisbane, California 94005

PURPOSE:	To consider and act upon the following proposals:
1. The election of seven (7) directors;
2. The approval of the Core-Mark 2010 Long-Term Incentive Plan;
3. The ratification of the appointment of Deloitte & Touche LLP as Core-Mark’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
4. Such other business as may properly come before the Annual Meeting.

Shares represented by properly executed proxies that are hereby solicited by the Board of Directors of Core-Mark will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted in favor of the election as directors of the persons nominated in the accompanying Proxy Statement and in favor of Proposals 2 and 3.

Stockholders of record at the close of business on March 29, 2010 are entitled to vote at the Annual Meeting.

By order of the Board of Directors,

Gregory Antholzner
Vice President — Finance, Treasurer and Assistant Secretary

It is important that your shares be represented and voted,
whether or not you plan to attend the Annual Meeting.

YOU CAN CAST YOUR VOTE BY ANY OF THE FOLLOWING METHODS:

1. BY MAIL:

Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

2. BY TELEPHONE:

You may vote by telephone by calling 1-800-560-1965.

3. BY USING THE INTERNET:

You may vote via the internet at www.eproxy.com/core.

4. IN PERSON:

You may attend the Annual Meeting and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2010

Core-Mark’s Proxy Statement, form of Proxy Card and 2009 Annual Report on Form 10-K are available at http://www.core-mark.com/investor-sec.htm.

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 25, 2010

CORE-MARK HOLDING COMPANY, INC.
395 Oyster Point Blvd., Suite 415
South San Francisco, California 94080

GENERAL INFORMATION

Proxy Solicitation

These proxy materials are being mailed or otherwise sent to stockholders of Core-Mark Holding Company, Inc. (“Core-Mark” or the “Company”) on or about April 13, 2010 in connection with the solicitation of proxies by the Board of Directors for Core-Mark’s Annual Meeting of Stockholders to be held at 11:00 a.m. PDT on Tuesday, May 25, 2010 at the Radisson Hotel, 5000 Sierra Point Parkway, Brisbane, California 94005. Core-Mark pays the cost of soliciting your proxy. Directors, officers and other Core-Mark employees also may solicit proxies by telephone or otherwise, but will not receive compensation for such services. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed by Core-Mark for their reasonable expenses.

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 29, 2010 are entitled to notice of and to vote at the meeting. As of such date, there were 10,643,748 shares of Core-Mark common stock outstanding, each entitled to one vote.

How to Vote

Stockholders of record described below may cast their votes by:

(1) signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope;

(2) calling 1-800-560-1965;

(3) accessing the internet at www.eproxy.com/core; or

(4) attending the Annual Meeting and voting in person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions form included in the mailing.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Director of Investor Relations of Core-Mark at the address set forth above, by delivering a proxy bearing a later date or by voting in person at the meeting.

Quorum

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Abstentions and shares that brokers do not have the discretionary authority to vote on a matter in the absence of timely instructions from the beneficial owners (broker non-votes) are treated as present for the purposes of determining a quorum.

Required Vote

Election of Directors — Our bylaws require that each director in an uncontested election be elected by the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote. If the stockholders do not elect a nominee who is serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” In accordance with our bylaws and our Policy Regarding Election of Directors, such a holdover director will be required to tender his or her resignation to the Board of Directors. Our Nominating and Corporate Governance Committee will then make a recommendation to our Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Directors will consider the Nominating and Corporate Governance Committee’s recommendation and all other relevant factors, act on the resignation and publicly disclose its decision and the reasons for its decision within 90 days of the date that the results of the election are certified.

Approval of 2010 Long-Term Incentive Plan — Approval of the Core-Mark 2010 Long-Term Incentive Plan (Proposal 2) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Under Delaware law, in determining whether Proposal 2 has received the requisite number of affirmative votes, abstentions are treated as shares present or represented and entitled to vote, so abstaining has the same effect as a vote against Proposal 2. Broker non-votes on Proposal 2 are not counted or deemed present or represented for purposes of determining whether stockholders have approved that proposal.

Ratification of Appointment of Accountants — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 3) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Under Delaware law, in determining whether Proposal 3 has received the requisite number of affirmative votes, abstentions are treated as shares present or represented and entitled to vote, so abstaining has the same effect as a vote against Proposal 3. Under New York Stock Exchange (NYSE) rules, which govern brokers even if they hold NASDAQ securities, the ratification of the appointment of an independent registered accounting firm is considered a “routine” matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms.

Other Matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

Additional Information

Additional information regarding the Company appears in our Annual Report on Form 10-K for the year ended December 31, 2009, which accompanies this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 25, 2010

Core-Mark’s Proxy Statement, form of Proxy Card and 2009 Annual Report on Form 10-K are available at http://www.core-mark.com/investor-sec.htm.

OWNERSHIP OF CORE-MARK COMMON STOCK

Securities Owned by Certain Beneficial Owners

The following table sets forth certain information as of March 29, 2010 regarding the beneficial ownership of shares of our common stock by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our Board of Directors; and (iv) all members of our Board of Directors and executive officers as a group.

Except as otherwise noted below, each of the following individuals’ address of record is c/o Core-Mark Holding Company, Inc., 395 Oyster Point Boulevard, Suite 415, South San Francisco, California 94080.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of March 29, 2010, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder.

	Securities Beneficially Owned
	Shares of Common	Percentage of Common
Name and Address of Beneficial Owner	Stock Beneficially Owned	Stock Outstanding

Principal Securityholders:
Giovine Capital Group, LLC[1]	753,700	7.1%
Dimensional Fund Advisors, L.P.[2]	717,884	6.7%
Wynnefield Capital Management, LLC[3]	700,752	6.6%
BlackRock Global Investors[4]	576,478	5.4%
Directors and Named Executive Officers:
J. Michael Walsh[5]	186,271	1.7%
Stacy Loretz-Congdon[5]	32,040	*
Christopher L. Walsh[5]	76,234	*
Scott E. McPherson[5]	61,310	*
Thomas B. Perkins[5]	79,680	*
Robert A. Allen[6]	15,011	*
Stuart W. Booth[6]	15,011	*
Gary F. Colter[6]	15,011	*
L. William Krause[6]	15,011	*
Harvey L. Tepner[6]	15,011	*
Randolph I. Thornton[6]	21,011	*
All directors and executive officers as a group (14 persons)	587,240	5.3%

*	Represents beneficial ownership of less than 1%.

[1]	The address of Giovine Capital Group, LLC is 1333 2nd Street, Suite 650, Santa Monica, California 90401. Giovine Capital Group LLC serves as investment adviser and management company to several investment funds and managed accounts with respect to shares directly owned by the funds and possesses shared voting and disposition power. Mr. Thomas A. Giovine serves as managing member of Giovine Capital Group and may be deemed to beneficially own the shares. Share amounts listed are derived from Giovine Capital Group, LLC’s Schedule 13F-HR filing with the SEC on February 5, 2010.

[2]	The address of Dimensional Fund Advisors, L.P. is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746. Share amounts listed are derived from Dimensional Fund Advisors, L.P.’s Schedule 13F-HR filing with the SEC on February 10, 2010.

[3]	The address of Wynnefield Capital Management, LLC is 450 Seventh Avenue, Suite 509, New York, New York 10123. Shares represent those owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Capital Management LLC, Wynnefield Capital, Inc. Profit Sharing Plan, and Wynnefield Capital, Inc. Mr. Nelson Obus and Mr. Joshua Landes exercise voting and investment control over such shares and may be deemed to beneficially own the shares. Share amounts listed are derived from Wynnefield Partners Small Cap Value, L.P.’s Schedule 13G/A filing with the SEC on February 16, 2010.

[4]	The address of BlackRock Global Investors is 400 Howard Street, San Francisco, CA 94105. Share amounts listed are derived from BlackRock Global Investors’ Schedule 13G filing with the SEC on January 29, 2010.

[5]	Includes beneficial ownership of aggregate options and restricted stock units held by such individual and exercisable within 60 days of March 29, 2010 into the following amount of shares: Mr. J.M. Walsh — 86,494, Ms. Loretz-Congdon — 9,459, Mr. C. Walsh — 45,435, Mr. McPherson — 38,546, Mr. Perkins — 73,820.

[6]	Includes beneficial ownership of aggregate options held by such individual and exercisable within 60 days of March 29, 2010 in the amount of 13,242 shares for Mr. Allen, Mr. Booth, Mr. Colter, Mr. Krause, Mr. Tepner, and Mr. Thornton.

PROPOSAL 1. ELECTION OF DIRECTORS

The current Board of Directors is made up of seven directors, each of whose term expires at the 2010 Annual Meeting. The following directors have been nominated for re-election to serve for a term of one year until the 2011 Annual Meeting and until their successors have been duly elected and qualified:

Robert A. Allen
Stuart W. Booth
Gary F. Colter
L. William Krause
Harvey L. Tepner
Randolph I. Thornton
J. Michael Walsh

All of the nominees for election have consented to being named in this Proxy Statement and to serve if elected. Presented below is biographical information for each of the nominees.

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Allen, Booth, Colter, Krause, Tepner, Thornton and Walsh.

NOMINEES FOR DIRECTOR

Robert A. Allen, 60, has served as a Director of Core-Mark since August 2004. Mr. Allen was Acting Chief Operating Officer of the Fleming Companies, Inc. from March 2003 to April 2003. From 1998 to 2003, Mr. Allen served as the President and Chief Executive Officer of Core-Mark International, Inc. and President and Chief Operating Officer of Core-Mark International, Inc. from 1996 to 1998. Mr. Allen received a Bachelor of Arts degree from the University of California at Berkeley. Mr. Allen was nominated to serve on the Board of Core-Mark principally based upon his extensive experience in the wholesale distribution industry and his significant knowledge of the Company, its operations and its history due to his service as Chief Executive Officer of Core-Mark International, Inc.

Stuart W. Booth, 59, has served as a Director of Core-Mark since August 2005. Mr. Booth has been employed as Chief Financial Officer of Central Garden & Pet Company, a publicly-traded marketer and producer of pet and lawn and garden supplies, from January 2002 to September 2009 and from January 2010 to the present. During 2001, Mr. Booth served as the Chief Financial Officer of RespondTV, Inc., an interactive television infrastructure and services company. From 1998 to 2000, Mr. Booth was Principal Vice President and Treasurer of Bechtel Group, Inc., an engineering, construction and project management firm. From 1975 to 1998, Mr. Booth served in various financial positions at Pacific Gas & Electric Company and related entities, including as a principal financial officer for financial operations, acquisitions and divestitures at PG&E Enterprises. Mr. Booth received a Bachelor of Arts degree in economics from California State University, Chico, and a Masters of Business Administration degree from California State University, San Francisco. Mr. Booth was nominated to serve on the Board of Core-Mark principally based upon his significant financial and accounting knowledge and his experience as a Chief Financial Officer of both public and private companies.

Gary F. Colter, 64, has served as a Director of Core-Mark since August 2004. Mr. Colter has been employed principally by CRS Inc., a corporate restructuring and strategy management consulting company since 2002 and currently serves as its President. Prior to that time, Mr. Colter was employed by KPMG, serving as: Vice Chairman of KPMG Canada from 2001 to 2002; Managing Partner — Global Financial Advisory Services and Member International Executive Team of KPMG International from 1998 to 2000; Vice Chairman — Financial Advisory Services, Chairman and Chief Executive Officer of KPMG Inc. and on the Management Committee of KPMG Canada from 1989 to 1998; and Partner of KPMG Canada and its predecessor, Peat Marwick, from 1975 to 2002. Mr. Colter is a member of the Board of Directors of Canadian Imperial Bank of Commerce (“CIBC”), Owens-Illinois, Inc. and Revera, Inc. In addition, Mr. Colter serves as the Chair of the Governance Committee and a member of the Compensation Committee at CIBC, the Chair of the Audit Committee and a member of the Governance Committee of Revera, Inc., and a member of the Audit Committee and Governance Committee at

Owens-Illinois, Inc. Mr. Colter received a Bachelor of Arts degree in business administration from the Ivey Business School of the University of Western Ontario. Mr. Colter is a Fellow Chartered Accountant (“FCA”) (Canada). Mr. Colter was nominated to serve on the Board of Core-Mark principally based upon his significant financial and accounting knowledge, the insight he provides from his experience as a restructuring and strategy management consultant and his long and distinguished experience as a partner in a Big 4 accounting firm.

L. William Krause, 67, has served as a Director of Core-Mark since August 2005. Mr. Krause presently serves as President of LWK Ventures, a private investment firm, a position he has held since 1991. Mr. Krause served as Chairman of the Board of Caspian Networks, Inc., a high performance networking systems provider, from April 2002 to September 2006 and as CEO from April 2002 until June 2004. From September 2001 to February 2002, Mr. Krause was Chairman and Chief Executive Officer of Exodus Communications, Inc., which he guided through Chapter 11 Bankruptcy to a sale of assets. He also served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Presently, Mr. Krause serves on the Board of Directors of Brocade Communications Systems, Inc., Coherent, Inc., and Sybase, Inc. Mr. Krause also served as a director of Packeteer, Inc. from March 2001 to June 2008 and TriZetto Group, Inc. from July 2005 to August 2008. Mr. Krause received a Bachelor of Science degree in electrical engineering from The Citadel. Mr. Krause was nominated to serve on the Board of Core-Mark principally based upon his significant experience running large public companies and the valuable insight he brings from his service on the boards of other public companies (both past and present).

Harvey L. Tepner, 53, has served as a Director of Core-Mark since August 2004 and is on the Board of the Post Confirmation Trust of the Fleming Companies. Mr. Tepner is a Principal of WL Ross & Co. LLC, a private equity and alternative investment fund manager (and a subsidiary of Invesco, a public mutual fund and asset management company), having joined WL Ross in February 2008. From 2002 to 2008, Mr. Tepner was a Partner at Compass Advisers, LLP in charge of the investment banking restructuring practice. Prior to that time, Mr. Tepner was a Managing Director of Loeb Partners Corporation from 1995 to 2002, and prior to Loeb, Mr. Tepner worked as an officer in the corporate finance departments of Dillon, Read & Co. Inc. and Rothschild Inc. Mr. Tepner is a Chartered Accountant (“CA”) (Canada) and previously worked for Price Waterhouse in Canada. Mr. Tepner received a Bachelor of Arts degree from Carleton University and a Masters of Business Administration degree from Cornell University. Mr. Tepner was nominated to serve on the Board of Core-Mark based upon his knowledge of the Company and the wholesale distribution industry, his significant financial and accounting knowledge and the insight he provides from his experience restructuring and advising companies regarding strategic matters as an investment banker.

Randolph I. Thornton, 64, has served as a Director and Chairman of the Board of Directors of Core-Mark since August 2004 and also serves as a board member of the Post Confirmation Trust of the Fleming Companies. Mr. Thornton has served as the President and Chief Executive Officer of Comdisco Holding Company, Inc. since August 2004. From May 1970 to February 2004, Mr. Thornton was employed by Citigroup, Inc., most recently serving as a managing director until his retirement from Citigroup, Inc. in February 2004. Mr. Thornton is a member of the Board of Directors of Comdisco Holding Company, Inc. Mr. Thornton received a Bachelor of Arts degree in history from Lafayette College and a Master of Business Administration degree from Columbia Business School. Mr. Thornton was nominated to serve on the Board of Core-Mark principally based upon his extensive financial and accounting knowledge gained from his time with Citigroup and his experience both as a chief executive and as a member of the board of other companies.

J. Michael Walsh, 62, has served as our President and Chief Executive Officer since March 2003 and as a Director since August 2004. From October 1999 to March 2003, Mr. Walsh served as our Executive Vice President — Sales. From April 1991 to January 1996, Mr. Walsh was a Senior Vice President — Operations and was Senior Vice President — U.S. Distribution from January 1996 to October 1999. Before joining Core-Mark, Mr. Walsh served as the Senior Vice President — Operations of Food Services of America. Mr. Walsh received a Bachelor of Science degree in industrial engineering from Texas Tech University and a Master of Business Administration degree from Texas A&M at West Texas. Mr. Walsh was nominated to serve on the Board of Core-Mark principally based upon the Board’s belief that management should have a direct voice on the Board and due to Mr. Walsh’s long experience with the Company and the distribution industry.

BOARD OF DIRECTORS

Board of Directors

Our bylaws provide that the size of the Board of Directors shall be determined from time to time by our Board of Directors. Our Board of Directors currently consists of seven members. Each of our executive officers and directors, other than non-employee directors, devotes his or her full time to our affairs. Our non-employee directors devote the amount of time to our affairs as necessary to discharge their duties. Robert A. Allen, Stuart W. Booth, Gary F. Colter, L. William Krause, Harvey L. Tepner and Randolph I. Thornton are each independent within the meaning of the rules of the NASDAQ Global Market and collectively constitute a majority of our Board of Directors.

Committees of the Board of Directors

Pursuant to our bylaws, our Board of Directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our Directors’ time and capabilities, our Board of Directors has established the following committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on our website at http://www.core-mark.com/investor-corpgov.htm. Printed copies of these charters may be obtained, without charge, by contacting the Director of Investor Relations, Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, California 94080, telephone 650-589-9445.

The following table summarizes the current membership of the Board and each of its committees[1]:

Nominating and
Corporate
	Board of	Audit	Compensation	Governance
Name	Directors	Committee	Committee	Committee

Robert A. Allen	X		X	X
Stuart W. Booth	X	Chairman
Gary F. Colter	X	X	X	Chairman
L. William Krause	X		Chairman	X
Harvey L. Tepner	X	X		X
Randolph I. Thornton	Chairman	X	X	X
J. Michael Walsh	X

[1]	The Finance and Investment Committee was dissolved effective February 1, 2009 and its responsibilities assumed by the full Board of Directors.

The membership and functions of each committee are described below.

Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee reviews our financial statements, our filings with the Securities and Exchange Commission, the effectiveness of our internal control functions and prepares the Audit Committee report required under the rules of the Securities and Exchange Commission. In addition, the committee approves the services performed by our independent accountants and reviews their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and currently consists of Stuart W. Booth, Gary F. Colter, Harvey L. Tepner and Randolph I. Thornton, each of whom is a non-employee member of our Board of Directors and is independent within the meaning of the rules of the NASDAQ Global Market and relevant federal securities laws and regulations. Mr. Booth is currently the Chairman of the Audit Committee, and he, Mr. Colter and Mr. Tepner qualify as audit committee financial experts as defined under Securities and Exchange Commission rules. We believe the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the relevant federal securities laws and regulations and the current rules of the NASDAQ Global Market.

Compensation Committee

The Compensation Committee reviews and approves our Company’s overall management compensation philosophy, objectives and policies. The Compensation Committee establishes and reports to the Board of Directors regarding performance goals, including annual and long-term, for our CEO and other executive officers. The Compensation Committee also reviews and determines salaries, bonuses, and all other compensation incentive programs annually for our CEO and executive officers and makes recommendations to the Board of Directors regarding such programs. In addition, the Compensation Committee administers our stock option plans and reviews and determines equity-based compensation for our directors, officers, employees and consultants, and prepares the Compensation Committee report required under the rules of Securities and Exchange Commission. Under its charter, the Compensation Committee may delegate any such responsibilities to one or more subcommittees of the Compensation Committee to the extent permitted by applicable law and the applicable rules of the NASDAQ Global Market. The current members of the Compensation Committee are L. William Krause, Robert A. Allen, Gary F. Colter, and Randolph I. Thornton, each of whom is a non-employee member of our Board of Directors and independent within the meaning of the rules of the NASDAQ Global Market. Mr. Krause is currently the Chairman of the Compensation Committee. In addition to meeting the independence requirements, we believe the functions of our Compensation Committee complied with all other applicable rules and requirements of the NASDAQ Global Market.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The members of the Nominating and Governance Committee are Gary F. Colter, Robert A. Allen, L. William Krause, Harvey L. Tepner and Randolph I. Thornton and are each independent within the meaning of the rules of the NASDAQ Global Market. Mr. Colter is currently the Chairman of the Nominating and Corporate Governance Committee. In addition to meeting the independence requirements, we believe the functions of our Nominating and Corporate Governance Committee complied with all other applicable rules and requirements of the NASDAQ Global Market.

Board, Committee and Annual Meeting Attendance

For the year ended December 31, 2009, the Board and its committees held the following aggregate number of regular and special meetings:

Board of Directors	5
Audit Committee	8
Compensation Committee	4
Nominating and Corporate Governance Committee	4
Finance and Investment Committee[1]	1

[1]	Dissolved effective February 1, 2009 and responsibilities assumed by the full Board of Directors.

Each of our directors attended 100% of the total number of the meetings of the Board and of the committees on which he served during the year.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting of Stockholders in the absence of a scheduling conflict or other valid reason. Six of our directors attended the 2009 Annual Meeting.

Risk Assessment

The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management. Such reviews include discussions with management and the independent auditor regarding any significant risks or exposures the Company faces and an assessment of the steps management has taken to minimize such risks. The Audit Committee reports any material findings or concerns to the full Board. The full Board reviews the identified risks and determines the appropriate action, including but not limited to further analysis, a change in company policy or other appropriate response.

Director Compensation

We reimburse the members of our Board of Directors for reasonable expenses in connection with their attendance at Board and committee meetings. Compensation for our non-employee directors for 2009 was comprised of a cash component and an equity component. The cash component consisted of an annual retainer, retainers for Committee Chairs and the Chairman of the Board and a fee for each Board and committee meeting attended. The equity component consisted of an annual grant of restricted stock units and options.

The following table lists the elements of non-employee director cash and equity compensation for 2009:

Compensation Component	2009 Compensation

Annual Board retainer[1]	$30,000
Annual Board Chairman retainer[1]	$50,000
Annual Committee Chairman retainer[1]	Audit Committee — $20,000 Compensation Committee — $10,000 Nominating and Corporate Governance Committee — $10,000 Finance and Investment Committee[2] — $10,000
Board meeting fee	$1,500 per meeting
Restricted stock units	Annual grant with a fair value of $15,000[3]
Option grants	Annual grant based on a Black-Scholes value of $15,000[4]

[1]	The annual Board retainer, annual Board Chairman retainer, and the annual Committee Chairman retainers are paid in equal quarterly installments.

[2]	The Finance and Investment Committee was dissolved effective February 1, 2009.

[3]	During 2009, each non-employee director received a grant of 782 restricted stock units under our 2007 Long-Term Incentive Plan.

[4]	During 2009, each non-employee director received a grant of options to purchase 2,209 shares of our common stock under our 2007 Long-Term Incentive Plan. The exercise price of the stock options granted to our non-employee directors is based on the closing price of our common stock on the date such award was approved by our Board of Directors. Such options vested on January 1, 2010.

The following table summarizes all compensation awarded to our non-employee directors in 2009:

Director Compensation Table

	Fees Earned
	or Paid in	Stock Awards	Option Awards	Total
Name	Cash ($)	($)[1]	($)[2]	($)

Robert A. Allen	$51,000[3]	$14,999	$15,000	$80,999
Stuart W. Booth	$69,500[4]	$14,999	$15,000	$99,499
Gary F. Colter	$71,500[5]	$14,999	$15,000	$101,499
L. William Krause	$59,500[6]	$14,999	$15,000	$89,499
Harvey L. Tepner	$54,833[7]	$14,999	$15,000	$84,832
Randolph I. Thornton	$113,000[8]	$14,999	$15,000	$142,999

[1]	The directors were each granted 782 restricted stock units on January 21, 2009 at an aggregate fair value at date of grant of $14,999.

[2]	These directors were each granted options to purchase 2,209 shares of common stock on January 21, 2009 at an aggregate fair value at date of grant of $15,000, which were fully vested as of January 1, 2010.

[3]	Consists of: $30,000 Board retainer and attendance at 14 meetings (at $1,500 per meeting).

[4]	Consists of: $30,000 Board retainer, $20,000 Audit Committee Chair retainer and attendance at 13 meetings (at $1,500 per meeting).

[5]	Consists of: $30,000 Board retainer, $10,000 Nominating and Corporate Governance Committee Chair retainer and attendance at 21 meetings (at $1,500 per meeting).

[6]	Consists of: $30,000 Board retainer, $10,000 Compensation Committee Chair retainer and attendance at 13 meetings (at $1,500 per meeting).

[7]	Consists of: $30,000 Board retainer, $833 Finance and Investment Committee Chair retainer (the retainer was for one month as the Finance and Investment Committee was dissolved effective February 1, 2009) and attendance at 16 meetings (at $1,500 per meeting).

[8]	Consists of: $30,000 Board retainer, $50,000 Board Chairman retainer and attendance at 22 meetings (at $1,500 per meeting).

Certain Relationships and Related Transactions

Transactions with Directors and Management

Under our Code of Business Conduct and Ethics, all transactions involving a conflict of interest (including transactions between the Company and an entity in which an officer, director, employee or family member has more than a 1% interest) must be disclosed to and discussed with the applicable Division President or our Chief Financial Officer. This policy specifically applies without limitation to purchases of goods or services by or from related parties or entities in which the related person has a material interest, indebtedness, or guarantees of indebtedness. Our Audit Committee Charter provides that the Audit Committee shall review, discuss and approve or disapprove any transactions or courses of dealing between the Company or its subsidiaries and related parties that exceed $100,000 in any calendar year and any transactions or course of dealing, regardless of amount, between the Company or its subsidiaries and related parties who are executive officers, directors or significant stockholders. In determining whether to approve or ratify a related party transaction or relationship, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Compensation Committee Interlocks and Insider Participation

Mr. Robert A. Allen, one of our directors and a member of the Compensation Committee, previously served as the Acting Chief Operating Officer of the Fleming Companies, Inc. (a predecessor entity) from March 2003 to April 2003. From 1998 to 2003, Mr. Allen served as the President and Chief Executive Officer of Core-Mark International, Inc. (subsidiary and predecessor entity) and President and Chief Operating Officer of Core-Mark International, Inc. from 1996 to 1998. Mr. Allen ended his employment with the Company in 2003 and the Board of Directors has determined Mr. Allen to be a non-employee director and independent within the meaning of the rules of the NASDAQ Global Market and relevant federal securities laws and regulations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. We believe that these agreements are necessary to attract and retain qualified persons as directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Family Relationships

The only family relationship between any of the executive officers or directors is that between J. Michael Walsh and Christopher L. Walsh. J. Michael Walsh is Christopher L. Walsh’s uncle.

Corporate Governance

Core-Mark regularly reviews its policies, processes and procedures in the area of corporate governance to ensure that it is in compliance with all applicable rules and regulations and that it has sound governance policies in place.

Corporate Governance Guidelines and Principles

The Board has adopted Corporate Governance Guidelines and Principles that are posted on our corporate website, www.core-mark.com, under “Investor Relations”. The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, Director qualifications and nominations, Director responsibilities, executive sessions of the Board, committee functions, Director access to senior managers and independent advisors, Director compensation, Director orientation and continuing education, management succession and Board performance evaluations.

The Committee’s Role and Responsibilities

Primary responsibility for Core-Mark’s corporate governance practices rests with the Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee is responsible for, among other things, (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending candidates for nomination for election or to fill vacancies; (ii) overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates or nomination of candidates by the Board; (iii) developing, recommending and overseeing implementation of our corporate governance guidelines and principles; and (iv) reviewing on a regular basis our overall corporate governance practices and procedures and recommending improvements when necessary. Described below are some of the significant corporate governance practices that have been instituted by our Board of Directors at the recommendation of the Governance Committee.

Director Independence

The Governance Committee reviews the independence of all Directors annually and reports its findings to the full Board. The Governance Committee has determined that the following Directors are independent within the meaning of the rules of the NASDAQ Global Market and relevant federal securities laws and regulations: Robert A. Allen, Stuart W. Booth, Gary F. Colter, L. William Krause, Harvey L. Tepner and Randolph I. Thornton.

Roles of the Chairman and the Chief Executive Officer

Although the Governance Committee has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer of the Company, the Committee believes that the current separation of Chairman and CEO roles is beneficial to the Company as it helps to ensure an independent Board and allows management (including the CEO) to focus on the significant task of running the day to day operations of the Company. While the Governance Committee believes that the CEO should serve as a member of the Board to provide for a direct voice of management during Board deliberations and to serve as an important source of knowledge and experience regarding the Company’s operations, the Committee believes the combination of the role of CEO with Chairman would distract the CEO from his primary roles as leader of the Company’s nationwide and Canadian business. In addition, the Committee believes a non-management Chairman helps to ensure the independent operation of the Board when conflicts may occur between the interests of the overall Company and the interests of management.

Board Evaluation and Continuing Education

The Board of Directors has adopted a policy whereby the Governance Committee will assist the Board and its committees in evaluating their performance and effectiveness on an annual basis. As part of this evaluation, the Governance Committee assesses the progress in the areas targeted for improvement a year earlier and develops recommendations to enhance the respective Board or committee effectiveness over the next year. The Governance Committee also assists the Board and its members regarding continuing education initiatives designed to help Board members stay current with developments in corporate governance and director best practices. The Governance Committee has established procedures for a formal orientation program and the continuing education of directors and the tracking of participation in such activities.

Policy Regarding Change in Principal Employment of Director

The Board has adopted a policy providing that when a Director’s principal employment or business association changes substantially during his or her tenure as a Director, the Director must offer his or her resignation to the Chairman of the Governance Committee for consideration by the Governance Committee. The Governance Committee will review whether it would be appropriate for the Director to continue serving on the Board and recommend to the Board whether, in light of the circumstances, the Board should accept the proposed resignation or request that the Director continue to serve.

Mandatory Retirement for Directors

The Board has adopted a policy whereby a person may not be nominated or re-nominated to serve as a Director if such person is 72 years of age or older on the date of the proposed meeting for the election of directors. The policy expressly provides that it may be waived with respect to the re-nomination of a Director upon the recommendation of the Governance Committee and approval of the Board.

Director Nomination Process

The Governance Committee reviews the skills, characteristics and experience of potential candidates for election to the Board of Directors and recommends nominees to the full Board for approval. In addition, the Governance Committee annually assesses the overall composition of the Board of Directors regarding factors such as size, composition, diversity, skills, significant experience and time commitment to Core-Mark to determine if the Board composition adequately meets the current needs of the Company.

It is the Governance Committee’s policy to utilize a variety of means to identify prospective nominees for the Board, and it considers referrals from other Board members, management, stockholders and other external sources such as retained executive search firms. The Governance Committee utilizes the same criteria for evaluating candidates irrespective of their source.

The Governance Committee believes that any nominee must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings.

•	Candidates should possess a team-oriented ethic consistent with Core-Mark’s core values, and be committed to the interests of all stockholders as opposed to those of any particular constituency.

In considering candidates for director nominee, the Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. With respect to current directors, the Governance Committee considers past attendance at meetings and assesses participation in and contributions to the activities of the Board. The Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors. The Governance Committee has previously retained an executive search firm to assist it in its efforts to identify and evaluate potential director candidates. To recommend a candidate for consideration, a stockholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Nominating and Corporate Governance Committee Chairman, c/o Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, CA 94080.

Director Nominations by Stockholders

Our bylaws require that a stockholder making a proposal must be a holder of record at the time of giving the required notice and must comply with certain other requirements contained in Section 14 of the Bylaws. To be timely, any nomination or other business to be brought before the annual meeting must be in writing and delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, with certain exceptions.

Our bylaws require that a stockholder making a nomination or proposal must provide the Company with certain information, including the ownership interests in Core-Mark, both direct and indirect, of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

For more information, see the discussion under “Stockholder Proposals for 2011 Annual Meeting” on page 44.

Business Conduct and Compliance

Core-Mark maintains a Code of Business Conduct and Ethics (“the Code”) that is applicable to all directors, officers and employees of our Company. It sets forth Core-Mark’s policies and expectations on a number of topics, including conflicts of interest, protection and proper use of company assets, relationships with customers and vendors (business ethics), accounting practice, and compliance with laws, rules and regulations. A copy of the Code is available on our Company’s website at http://www.core-mark.com/investor-corpgov.htm.

Core-Mark also maintains policies regarding insider trading and communications with the public (“Insider Trading Policy”) and procedures for the Audit Committee regarding complaints about accounting matters (“Whistleblower Policy”). The Insider Trading Policy sets forth our Company’s limitations regarding trading in Company securities and the handling of non-public material information. The policy is applicable to directors, officers and employees of Core-Mark and is designed to help ensure compliance with federal securities laws. The Whistleblower Policy was established to set forth the Audit Committee’s procedures to receive, retain, investigate and act on complaints and concerns of employees and stockholders regarding accounting, internal accounting controls and auditing matters, including complaints regarding attempted or actual circumvention of internal accounting controls. Accounting complaints may be made directly to the Chairman of the Audit Committee in writing as follows: Audit Committee Chairman, c/o Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, CA 94080. Accounting complaints may also be made anonymously to the Core-Mark Financial Compliance Line at (888) 587-3571. A copy of the Audit Committee’s Whistleblower Policy and procedures can be found on Core-Mark’s website at http://www.core-mark.com/investor-corpgov.htm.

Executive Sessions

The Board of Directors believes that regularly scheduled meetings at which only independent directors are present (“executive sessions”) are an important element of “best practice” consideration for the corporate governance process. The use of executive sessions provides a forum for open dialogue and frank discussion among non-management directors on matters concerning the Company and its management and encourages and enhances communication among independent directors. The Board of Directors maintains a regular practice of meeting in executive session during its board meetings.

Succession Planning

The Board of Directors recognizes that a sudden or unexpected change in leadership could cause the Company to experience management transition issues that could adversely affect the Company’s operations, relations with employees and results. To alleviate this concern, the Governance Committee has worked with management to develop and implement a succession plan for the Company’s chief executive officer. The Board of Directors has reviewed and approved this succession plan. In addition, the Board has also reviewed succession plans for senior management.

Communication with Directors

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may do so by contacting the Chairman of the Board by mail, addressed to Chairman of the Board, Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, California 94080.

All communications to the Board will remain unopened and be promptly forwarded to Chairman of the Board, who shall in turn forward them promptly to the appropriate director(s). Such items as are unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Chairman of the Board, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director(s) to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director(s) upon request.

OUR EXECUTIVE OFFICERS

The following table sets forth names, ages and positions of the persons who are our executive officers as of April 13, 2010:

Name	Age	Position

J. Michael Walsh	62	President, Chief Executive Officer and Director
Stacy Loretz-Congdon	50	Senior Vice President and Chief Financial Officer
Thomas B. Perkins	51	Senior Vice President — Resources
Christopher M. Murray	44	Senior Vice President — U.S. Distribution (East)
Christopher L. Walsh	45	Senior Vice President — U.S. Distribution (West)
Scott E. McPherson	40	Senior Vice President — Corporate Development
Eric J. Rolheiser	39	President — Canada
Christopher M. Miller	49	Vice President and Chief Accounting Officer

J. Michael Walsh has served as our President and Chief Executive Officer since March 2003 and as a Director since August 2004. From October 1999 to March 2003, Mr. Walsh served as our Executive Vice President — Sales. From April 1991 to January 1996, Mr. Walsh was Senior Vice President — Operations and was Senior Vice President — U.S. Distribution from January 1996 to October 1999. Before joining Core-Mark, Mr. Walsh served as the Senior Vice President — Operations of Food Services of America. Mr. Walsh received a Bachelor of Science degree in industrial engineering from Texas Tech University and a Master of Business Administration degree from Texas A&M at West Texas.

Stacy Loretz-Congdon has served as our Senior Vice President and Chief Financial Officer since December 2006. From January 2003 to December 2006, Ms. Loretz-Congdon served as our Company’s Vice President of Finance and Treasurer and from November 1999 to January 2003 served as our Corporate Treasurer. Ms. Loretz-Congdon joined Core-Mark in May 1990 and has served various functions in accounting and finance since that time. Prior to joining Core-Mark, Ms. Loretz-Congdon was an auditor for Coopers & Lybrand. She received her Bachelor of Science degree in accounting from California State University, San Francisco.

Thomas B. Perkins has served as our Senior Vice President — Resources since June 2007. From September 2003 to June 2007, Mr. Perkins served as Vice President — U.S. Divisions and from January 2001 to August 2003, he served as the President of the Arizona distribution center. From September 1996 to December 2000, Mr. Perkins served as the President of our Spokane distribution center and from August 1993 to August 1996 served as Controller of our Los Angeles distribution center. Prior to joining Core-Mark, Mr. Perkins was a Controller with Pepsi-Cola Company. Mr. Perkins received a Bachelor of Science degree from Northern Arizona University.

Christopher M. Murray has served as our Senior Vice President — U.S. Distribution (East) since December 2009. From July 2007 to December 2009, Mr. Murray served as our Senior Vice President-Marketing and Vendor Consolidation and from June 2004 to June 2007, Mr. Murray served as our Vice President of Marketing. Prior to joining Core-Mark, Mr. Murray served as Manager of Retail Strategy at Shell Oil Products and as a Sales Manager for Motiva Enterprises. Mr. Murray received a Bachelor of Science degree from the University of Puget Sound and a Master of Business of Administration from Portland State University.

Christopher L. Walsh has served as our Senior Vice President — U.S. Distribution (West) since June 2007. Mr. Walsh joined Core-Mark in 1995 as Director of Foodservice. He was promoted to Vice President — Merchandising in 1997, Vice President — Marketing in 1999 and Senior Vice President — Sales and Marketing in 2003. Prior to joining Core-Mark, Mr. Walsh served in marketing management positions at Nestle, Tyson Foods and Taco Bell. Mr. Walsh received a Bachelor of Arts degree in economics and English from the University of Puget Sound and a Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University.

Scott E. McPherson has served as our Senior Vice President — Corporate Development since December 2009. From July 2007 to December 2009 Mr. McPherson served as Senior Vice President — U.S. Distribution (East). From January 2003 to June 2007 Mr. McPherson served as Vice President — U.S. Divisions and from June 2001 to January 2003, he served as President of our Fort Worth distribution center. From June 2000 to June 2001,

Mr. McPherson served as our Director of Corporate Marketing and from September 1992 to June 2000 he served as General/Area Sales Manager of our Portland distribution center. Mr. McPherson received a Bachelor of Science degree in business administration from Lewis & Clark College and a Master of Business of Administration degree from the University of Portland.

Eric J. Rolheiser has served as our President, Canada since January 2009, following his promotion from the position of Vice President of Canada Operations. From 2004 through 2007, Mr. Rolheiser served as a Division President in our Canadian operations where he was responsible for the overall management of all facets of the business at the divisional level. Mr. Rolheiser joined Core-Mark in 1992 and has served as Sales Supervisor, Food Service Manager, Divisional General Sales Manager and Corporate Director of Sales and Marketing for our Canadian operations. Mr. Rolheiser received his education at Northern Alberta Institute of Technology in Business Administration.

Christopher M. Miller has served as our Vice President and Chief Accounting Officer since January 2007. Prior to joining Core-Mark, Mr. Miller was employed by Cost Plus World Market, a specialty retailer, where he served as Vice President and Controller since 2002. Prior to his time with Cost Plus, Mr. Miller served as Chief Financial Officer of Echo Outsourcing, a provider of business process outsourcing, from 2000 to 2002 and in various financial roles at Levi Strauss & Co. from 1996 to 2000. Mr. Miller received a Bachelor of Business Administration degree in accounting from Dowling College and is a Certified Public Accountant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of Core-Mark’s equity securities (“10% Owners”) to file initial reports of their ownership of Core-Mark’s equity securities and reports of changes in such ownership with the SEC. The Company prepares and files the Section 16(a) reports for its directors and executive officers.

During 2009, we conducted a review of prior filings by our directors and executive officers and identified certain corrections to be made to vesting of previously reported Restricted Stock Units converted to our common stock. These corrections affected the reporting for each of our directors and officers, but they did not alter the total number of Core-Mark securities owned by such individuals. In addition, a small number of corrections were required related to the sale or withholding of shares for tax purposes for Performance Shares.

Following our review, each of these errors was corrected through additional filings or amendments. The following number of corrected reports and related transactions were made for our officers: J. Michael Walsh 3 filings, 3 transactions; Stacy Loretz-Congdon 14 filings, 14 transactions; Thomas B. Perkins 4 filings, 5 transactions; Christopher M. Murray 10 filings, 10 transactions; Christopher L. Walsh 4 filings, 4 transactions; Scott E. McPherson 6 filings, 7 transactions; Eric J. Rolheiser 3 filings, 3 transactions; and Christopher M. Miller; 4 filings, 5 transactions. Although the reporting mistakes were generally caused by common factors, some officers experienced a larger number of errors due to differences in vesting dates. In addition 2 corrected filings relating to 2 transactions were made for each of the following directors: Robert A. Allen, Stuart W. Booth, Gary F. Colter, L. William Krause, Harvey L. Tepner and Randolph I. Thornton.

Following the corrections described above, we believe that for 2009, all of our directors, executive officers and 10% Owners were in compliance with the disclosure requirements of Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of our compensation programs and policies and the major factors that shape the creation and implementation of those policies. In this discussion and analysis, and in the more detailed tables and narrative that follow, we will discuss compensation and compensation decisions relating to the following persons, whom we refer to as our named executive officers (“NEO”):

J. Michael Walsh, our President and Chief Executive Officer (CEO);

Stacy Loretz-Congdon, our Senior Vice President and Chief Financial Officer (CFO);

Christopher L. Walsh, our Senior Vice President — U.S. Distribution (West);

Scott E. McPherson, our Senior Vice President — Corporate Development (formerly Senior Vice President — U.S. Distribution (East) throughout Fiscal Year 2009); and

Thomas B. Perkins, our Senior Vice President — Resources.

Objectives of Our Compensation Programs

Our compensation program for executive officers is structured to achieve the following objectives:

•	Attract and retain talented professionals, while emphasizing the challenges and rewards associated with a fast paced, stimulating, entrepreneurial environment.

•	Align individual and organizational goals with those of our stakeholders and customers. We believe that it is primarily the dedication, creativity, competence and experience of our entire workforce that enables us to compete, given the realities of the industry in which we operate. History has shown that our business is neither easily nor quickly mastered by people attempting to migrate from other industries. We attempt to retain our experienced, long-term employees, avoid employee turnover, create a cadre of dedicated professionals focused on increasing stockholder value, align the interests of our employees and stockholders and foster an ownership mentality in our executives by giving them a meaningful stake in our success through our equity incentive and cash bonus programs.

•	Achieve meaningful results and add value to the Company through a results-oriented reward structure. Since we operate on low margins we cannot afford to over-pay, and for this reason we attempt to link compensation closely to performance by structuring a significant portion of executive compensation as a results-based bonus.

•	Tailor individual incentives within different segments of the organization depending on the priorities and needs existing at the time. This facilitates individual focus to capitalize on opportunities and to correct weaknesses in a particular segment of the organization. We view our Divisions as stand-alone businesses that require empowered, capable, local management expertise to operate effectively. We attempt to encourage an entrepreneurial approach in our division-level executives by using bonus targets tied to divisional or regional results and other, individually tailored, objectives.

•	Integrate strategic goals and objectives throughout all facets of the organization. This enables quicker, more effective execution of strategic corporate objectives. Our ability to modify and tailor the components of our cash bonus program allows us to revise these components from year to year and executive to executive as our strategic goals evolve.

•	Make proportionality and common sense the rule. We do not believe in a formulaic approach to compensation based on job classification. This means that compensation should be proportionate to the impact that an executive can have on the organization, that equal contributors should be treated equally, that we respect the low margin nature of our business by linking pay to performance, and that we avoid excessive disparity between CEO or other senior level compensation and the compensation of the balance of our management team.

Elements of Executive Compensation

Total compensation for our executive officers consists of the following elements of pay:

I.	Base salary.

II.	Annual cash incentive bonus dependent on our financial performance and achievement of individual objectives.

III.	Long-term equity incentive compensation through annual grants of equity-based awards that vest over time. Awards may consist of restricted stock units, performance shares or stock options, or a combination of the foregoing.

IV.	An executive severance plan providing for severance payments upon involuntary termination of an executive other than for cause.

V.	Group life, accidental death & dismemberment and short and long term disability insurance is also provided to our executive officers and non-executive employees. Executive officers, other senior officers and managers are also provided with additional group life insurance, determined as a percentage of base salary, subject to a cap.

What We Reward, Why We Pay Each Element of Compensation and How Each Element Relates to Our Compensation Objectives

Our base salaries and certain benefits such as severance and group life insurance are designed to attract and retain qualified and dedicated professionals by providing a base standard that is competitive in the markets in which we operate, and are intended to compensate for performing the basic functions of an executive position. Base salaries are not intended to provide the total compensation potential for an executive who has the capacity and opportunity to advance our business.

Our Compensation Philosophy

We attempt to maximize stockholders’ value by adhering to the following when determining our executive compensation package:

•	Emphasize Stockholder Value — As an incentive to create value for stockholders, a substantial portion of executive compensation is tied to the value of our common stock, specifically those financial measures that correlate closely with total stockholders return, such as pre-tax net profit and revenues. For example, we seek to reward our executives based on our consolidated Company operating results or operating results of the relevant region meeting a pre-determined level of adjusted FIFO pre-tax net profit, which is related to our bottom line performance measured by net income and earnings per share.

•	Align Executive and Stockholder Interests — By rewarding our executives based on increases in our stock price over time through our equity incentive plan, we reward business performance that puts our stockholders’ interests at the forefront. For instance, our equity awards that may consist of restricted stock units, stock options and performance shares that vest over a longer period of time than our cash bonus program.

•	Tie a Substantial Portion of Pay to Performance — Our total executive compensation package is strongly linked to measured performance. In tying a substantial portion of pay to performance against Company and individual goals, we are providing tangible incentives for our executives to maximize their efforts for the benefit of the Company and ultimately its stockholders.

Accordingly, the results we attempt to reward may vary from executive to executive and from year to year. A more detailed discussion of factors used in 2009 in determining the compensation of our named executive officers appears below.

How We Determine and What We Paid our Named Executive Officers

I.	Base Salary

In setting, reviewing and adjusting base salaries and the levels and scope of our benefits programs, we consider a number of factors, including both external factors such as market conditions, as well as other factors that are not readily measured by performance goals. Such factors include: the specific expertise, capabilities and potential of the individual; our perception of market wage conditions and the amounts required to attract and retain capable executives; and our experience in attracting and keeping executives with similar responsibilities.

We do not ascribe to rigid, formulaic, mandated salary brackets. Our Compensation Committee evaluates and establishes base salary of our Chief Executive Officer (CEO) on an annual basis by taking into consideration his overall performance and value to the organization. Our CEO recommends base salaries for our executive management team (including our named executive officers) based on the CEO’s subjective evaluation of each executive’s general level of performance and contribution to our Company over the prior year. These recommendations are then evaluated, discussed, modified as appropriate and ultimately approved by the Compensation Committee. The Compensation Committee’s review and approval occurs at the regularly scheduled meeting of the Committee held in January of each year.

Base salaries for 2009 were set by our Compensation Committee in January 2009. In January 2010, the Compensation Committee approved new base salaries for 2010. The increases in base salaries for 2009 were attributable to cost-of-living and market adjustments based on the level of responsibility for each named executive.

Base salaries of our named executive officers for 2009 and 2010 are disclosed in the table below.

			Percentage
Officer	2009 Base	2010 Base	Increase

J. Michael Walsh	$483,389	$495,474	2.5%
Stacy Loretz-Congdon	$282,117	$289,170	2.5%
Christopher L. Walsh	$247,614	$253,804	2.5%
Scott E. McPherson	$226,600	$232,265	2.5%
Thomas B. Perkins	$247,200	$253,380	2.5%

II.	Annual Cash Incentive Bonus

Management-By-Objectives Evaluation

We have established an annual bonus program that is designed around achieving Company, or relevant region, identified financial goals supplemented by a “management-by-objectives” format. This means an executive’s bonus potential is based on our Company’s, or region’s, actual performance against specified financial goals and on the executive achieving certain individual objectives that are above and beyond the basic functions of the job or that complement our Company’s overall business objectives.

Bonus Compensation is Contingent on Company’s Performance

Bonus payments are contingent and depend on both the results of our Company or region, and the executive’s department and/or division results, as well as the executive’s own, specific contribution to reaching such objectives. Overall Company-wide bonus levels are designed to provide an appropriate level of results-based incentives to our executive team while considering that our Company is a low-margin business that must control costs.

Annual bonus objectives for our executive officers (other than the CEO) are developed through discussions between our CEO and the executives in conjunction with the annual business planning process. The proposed objectives for our named executive officers resulting from these discussions are then reviewed, adjusted if necessary and ultimately approved by our Compensation Committee after discussion with our CEO. Bonus objectives for our CEO are established through discussions between the CEO and the Compensation Committee. The applicable bonus criteria change to some degree each year to fit the current needs of our Company and/or region. The level of an executive’s total maximum bonus opportunity is structured as a percentage of base salary.

A. Threshold Funding Requirement for Bonus Payment

There is a threshold funding requirement that must be satisfied each year as a precondition to the payment of any annual bonuses for corporate executives. To satisfy this threshold funding requirement, a certain percentage of the Company’s planned adjusted FIFO pre-tax net profit on a Company-wide basis for corporate level executives or a similar financial metric for a particular region (for executives whose responsibilities related primarily to a certain region) must be achieved. Adjusted FIFO pre-tax net profit is defined as pre-tax net profit calculated using the “First-In, First-Out” method of accounting in determining cost of goods sold, subject to other adjustments, and resulting income. In the discussion that follows, we refer to this adjusted FIFO pre-tax net profit measure as Adjusted FIFO PTNP. For 2009, the applicable funding requirement was 75% of planned Adjusted FIFO PTNP. The same percentage requirement will apply in 2010. For executives whose responsibilities are considered to be Company-wide (including our Chief Executive Officer and Chief Financial Officer), the Adjusted FIFO PTNP threshold is based on overall Company results. For executives whose responsibilities in 2009 related primarily to a particular region, such as Christopher Walsh (U.S. Distribution-West) or Scott McPherson (U.S. Distribution-East), this threshold is based on regional results. In 2009, our Company exceeded our planned Adjusted FIFO PTNP on a Company-wide basis, in the U.S. Distribution-West region, and in the U.S. Distribution-East region. As a result, the funding requirement to pay bonuses was met Company-wide, for the U.S. West region, and for the U.S. East region.

B. Company and Individual Objective Bonus Requirements

Bonus Objectives and Requirements for 2009

In 2009, total maximum bonus opportunities for our named executive officers were 150% of base salary for our CEO and 80% of base salary for our other named executive officers. These percentages will continue to apply for 2010.

The total maximum bonus for each executive is allocated among several bonus objectives. Each executive was given a set of company and individual objectives, each of which was assigned a weight, or percentage of the maximum available bonus (based on the importance of the objective for the year and the ability of the executive to influence the result). Specific bonus objectives and relative weights for each named executive officer are specified in the table below.

	J. Michael	Stacy	Christopher	Scott E.	Thomas B.
	Walsh	Loretz-Congdon	L. Walsh	McPherson	Perkins
Bonus Component	Weight	Weight	Weight	Weight	Weight

Diluted EPS[1]	25%	20%	15%	15%	20%
Adjusted FIFO PTNP[2]	25%	25%	30%	30%	20%
Net Sales Income (NSI)[3]	30%	—	—	—	—
“Fresh” product objective[4]	—	10%	25%	25%	20%
NSI Stabilization[3]	—	10%	15%	15%	—
Revenues[5]	—	—	15%	15%	—
Various individual non-financial objectives[6]	20%	35%	—	—	40%

Total	100%	100%	100%	100%	100%

[1]	Diluted Earnings Per Share (“Diluted EPS”) — is defined as diluted EPS as reported in our 2009 Annual Report on Form 10-K.

[2]	Adjusted FIFO PTNP — is defined as pre-tax net profit calculated using the “First-In, First-Out” method of accounting in determining cost of goods sold, subject to other adjustments, and resulting income. Adjusted FIFO PTNP was based on Company-wide results, except for Mr. C. Walsh and Mr. McPherson, which was based upon U.S. Distribution-West and U.S. Distribution — East, respectively.

[3]	Net Sales Income (“NSI”) is an internal measure equivalent to the gross profit reported in our audited financial statements adjusted for LIFO expense.

[4]	“Fresh” product objective is based on incremental number of stores enrolled in selling “fresh” products.

[5]	Revenues were based upon U.S. Distribution-West for Mr. C. Walsh and U.S. Distribution — East for Mr. McPherson.

[6]	The various individual non-financial objectives for each of our named executive officers are tailored to the responsibilities of the executive and vary based upon their roles within the company. For fiscal 2009, the non-financial objective for our President and Chief Executive Officer, J. Michael Walsh, was to improve management performance in certain divisions. The non-financial objectives for our Senior Vice President and Chief Financial Officer, Stacy Loretz-Congdon, included effective management of the finance organization, company-wide cost control, compliance with public company reporting requirements and successfully securing reliable debt financing. The non-financial objectives for our Senior Vice President-Resources, Thomas B. Perkins, included effective management and planning for certain HR and IT initiatives, and the allocation of resources to support the growing organization. Our Senior Vice President-U.S. Distribution (West), Christopher L. Walsh, and Senior Vice President-U.S. Distribution (East), Scott E. McPherson, had no individual non-financial objectives set for fiscal 2009.

C. Performance Levels for Each Objective

Our bonus plans provide for three levels of possible performance and a resulting bonus payout for each objective as follows:

(1)	Performance at the “Exceptional” level for any objective entitles an executive to the maximum amount allocated to that objective. In general, this level represents achievement of an aggressive operating plan for our Company or the relevant region. The Compensation Committee considers performance at this level to be “Exceptional” due to the difficulty of attaining the high levels of achievement necessary to meet such plan.

(2)	Performance at the “Outstanding” level for any objective entitles the executive to two-thirds of the maximum amount allocated to that objective. This level generally represents strong achievement under the operating plan for our Company or the relevant region.

(3)	Performance at the “Threshold” level for any objective entitles the executive to one-third of the maximum amount allocated to that objective. This level represents the minimal level of performance deemed worthy of a bonus.

The CEO has the authority, with the approval of the Compensation Committee, to establish different target levels for the named executive officers based on his subjective evaluation of a region or our Company’s operating plan. For example, if the CEO views a component of a plan as exceptionally aggressive or challenging, that plan, or amounts close to that plan, may be set as the Exceptional performance level for that component of the bonus, and the “Outstanding” and “Threshold” levels would be adjusted accordingly. Bonus payments are generally conditioned on an executive’s continued employment as of December 31 of the relevant year, although this requirement may be waived at the discretion of the Compensation Committee.

Our bonus criteria as set for the named executive officers and actual levels achieved and approved by the Compensation Committee for 2009 were as follows:

							2009 Level
Measure	Threshold		Outstanding		Exceptional		Achieved

Diluted EPS	$	>1.47	$	>1.67	$	>1.90	Exceptional
Adjusted FIFO PTNP (Company)[1]	$	>36.4	$	>40.2	$	>45.9	Outstanding
Adjusted FIFO PTNP (U.S. Distribution West)[1], [2]	$	>1.4	$	>7.9	$	>10.8	Threshold
Adjusted FIFO PTNP (U.S. Distribution East)[1], [2]	$	>3.6	$	>6.1	$	>8.5	Exceptional
NSI	$	>369.9	$	>379.9	$	>391.1	Outstanding
“Fresh” product Objective (Company)		1,000		1,600		2,000	Outstanding
“Fresh” product Objective (U.S. Distribution West)		500		800		1,000	Outstanding
“Fresh” product Objective (U.S. Distribution East)		318		509		638	Exceptional
NSI Stabilization (Company, U.S. Distribution West, U.S. Distribution East)		>40%		>60%		>80%	Exceptional
Revenues (U.S. Distribution West)[1]		$2,863.8		$2,924.3		$2,999.9	None
Revenues (U.S. Distribution East)[1]		$2,492.0		$2,587.0		$2,684.0	None

[1]	Dollars in millions.

[2]	The Adjusted FIFO PTNP targets for U.S. Distribution West and U.S. Distribution East are based on the dollar increase over the 2008 adjusted FIFO PTNP run rates.

2009 Annual Incentive Cash Bonus Awarded Based on Achieved Performance

Based on our Company’s results for 2009 and after review and adjustments, the Compensation Committee approved cash bonus payments to our NEO’s as disclosed in the following table:

Officer	Approved Bonus

J. Michael Walsh[1]	$447,133
Stacy Loretz-Congdon[2]	$171,170
Christopher L. Walsh[3]	$112,252
Scott E. McPherson[4]	$154,748
Thomas B. Perkins[5]	$171,391

[1]	Mr. J. Walsh’s approved bonus payment was based upon achievement of 100% of the maximum bonus applicable to the Diluted EPS objective, two-thirds of the maximum bonus for the Adjusted FIFO PTNP objective and two-thirds of the maximum bonus applicable to the NSI objective. Mr. J. Walsh did not qualify for any bonus related to his individual objective.

[2]	Ms. Loretz-Congdon’s approved bonus payment was based upon achievement of 100% of the maximum bonus applicable to the Diluted EPS objective, two-thirds of the maximum bonus applicable to the Adjusted FIFO PTNP objective, two-thirds of the maximum bonus applicable to the Fresh objective, 100% of the maximum bonus applicable to the Cigarette NSI Recovery objective, and approximately 64% of the maximum bonus applicable to her individual objectives.

[3]	Mr. C. Walsh’s approved bonus payment was based upon achievement of 100% of the maximum bonus applicable to the Diluted EPS objective, one-third of the maximum bonus for the Adjusted FIFO PTNP (U.S. Distribution West) objective, two-thirds of the maximum bonus applicable to the Fresh objective (U.S. Distribution West), 100% of the maximum bonus applicable to the Cigarette NSI Recovery objective (U.S. Distribution West) and no bonus applicable to the Revenue objective(U.S. Distribution West).

[4]	Mr. McPherson’s approved bonus payment was based upon achievement of 100% of the maximum bonus applicable to the Diluted EPS objective, 100% of the maximum bonus for the Adjusted FIFO PTNP (U.S. Distribution East) objective, 100% of the maximum bonus applicable to the Fresh objective (U.S. Distribution East), 100% of the maximum bonus applicable to the Cigarette NSI Recovery objective (U.S. Distribution East), and no bonus applicable to the Revenue objective (U.S. Distribution East).

[5]	Mr. Perkins’ approved bonus payment was based upon achievement of 100% of the maximum bonus applicable to the Diluted EPS objective, two-thirds of the maximum bonus applicable to the Adjusted FIFO PTNP objective, two-thirds of the maximum bonus applicable to the Fresh objective, and 100% of the maximum bonus applicable to his individual objectives.

For fiscal 2009, following the end of the fiscal year, our CEO evaluated the level of achievement for each executive’s individual objectives and made a recommendation to our Compensation Committee regarding the appropriate level of bonus percentage earned. These recommendations were then evaluated, discussed, modified as appropriate and ultimately approved by our Compensation Committee.

D. Compensation Committee Review

All elements of our bonus program are subject to review and, where appropriate, waiver and adjustment at the discretion of our Compensation Committee. The Compensation Committee has waived certain requirements when in its judgment such a waiver was appropriate and in the Company’s best interests. No waivers were requested or approved for 2009.

III. Long-Term Equity Incentive Compensation

We believe that the best way of assuring that management’s decision-making is in alignment with the interests of our stockholders is to provide sufficiently meaningful stock ownership opportunities to management. Our Long-Term Equity Incentive Program provides incentives necessary to retain executive officers and reward them for both short-term Company performance while creating long-term incentives to sustain our Company’s performance.

In July 2007, we adopted the 2007 Long-Term Incentive Plan (“2007 LTIP”). The plan was intended to focus on achieving our Company’s long-term business goals through assigned performance metrics. Awards under the 2007 LTIP consist of restricted stock units, performance shares and stock options.

Stock options entitle the holder to exercise the option into one share of common stock of the Company at a specified exercise price. Generally, stock options exercise price is equal to the fair market value of the Company’s common stock on the date of grant. The employee can only exercise the stock option after a specified vesting period which requires their employment with the Company. The option awards are subject to certain restrictions and risk of forfeiture. Stock options generally vest over three years: one-third of the options cliff vest on the first anniversary of the vesting commencement date and the remaining options vest in equal quarterly installments over the following two years.

Restricted stock units, or RSUs, are the equivalent in value to one share of common stock and entitle the employee to receive one common share for each RSU at the end of a specified vesting period. RSUs are awards subject to certain restrictions and risk of forfeiture. RSUs generally vest over three years: one-third of the restricted stock units cliff vest on the first anniversary of the vesting commencement date and the remaining RSUs vest in equal quarterly installments over the following two years.

Performance shares may include (i) specific dollar-value target awards, (ii) performance units, the value of each unit being determined by the Compensation Committee at the time of issuance, and/or (iii) performance shares, the value of each such share being equal to the fair market value of a share of our common stock. Generally the number of performance shares that the employee ultimately earns is based upon achievement of certain specified performance metrics. Performance shares generally vest over three years: one-third of the options cliff vest on the first anniversary of the vesting commencement date and the remaining shares vest in equal quarterly installments over the following two years.

Performance shares vest at the end of a specified period and are also subject to certain restrictions and risk of forfeiture.

On January 21, 2009, each of our NEOs received the following equity awards under the 2007 LTIP:

		Number of	Number of
	Number of Option	Restricted Stock	Performance
Officer	Shares[1]	Units[1]	Shares[2]

J. Michael Walsh	9,750	9,750	9,750
Stacy Loretz-Congdon	9,750	9,750	9,750
Christopher L. Walsh	9,750	9,750	9,750
Scott E. McPherson	9,750	9,750	9,750
Thomas B. Perkins	9,750	9,750	9,750

[1]	One-third of the options and restricted stock units granted vested on February 1, 2010, with the remaining two-thirds vesting in equal quarterly installments based upon a regular calendar period over the following two years of 2010 and 2011.

[2]	The award of these shares was subject to our Company meeting the 2009 performance share metrics described below.

Performance Shares Awarded 2009

Each award of performance shares listed in the table above specified a percentage of the performance shares that would be deemed earned (subject to vesting) upon the achievement of “Threshold,” “Outstanding” or “Exceptional” goals during 2009, based on the metrics described below. The performance level achieved during the calendar year-long performance period is determined by our Compensation Committee the following January. One-third of any performance shares so earned vest upon the determination by the Compensation Committee of the performance level achieved, with the remaining two-thirds vesting in equal quarterly installments over the following two years.

The metrics for the 2009 Performance Shares were as follows:

1.	Diluted Earnings Per Share (“Diluted EPS”) — is defined as diluted EPS as reported in our 2009 Annual Report on Form 10-K.

2.	“Fresh” Product Objective — is based on incremental number of stores enrolled in selling “fresh” products.

3.	Return on Net Assets (“RONA”) — is based on our Company-wide return on average monthly net assets represented as a percentage.

The following table shows the three levels of performance used for calculating the award of performance shares for 2009 and the percentage of performance shares allocated to each measure:

	Weight of
Factor	Total Shares	Threshold		Outstanding		Exceptional

Diluted EPS	33.3%	$	>1.46	$	>1.75	$	>2.02
“Fresh” Product Objective	33.3%		1,000		1,600		2,000
RONA[1]	33.3%		83.2%		91.5%		100%

[1]	Targets for RONA are based upon percentage achievement of our 2009 business plan.

At the “Threshold” level for any factor, one-third of the performance shares allocable to that factor would be awarded, at the “Outstanding” level two-thirds would be awarded, and at the “Exceptional” level all performance shares applicable to such factor would be awarded. If the level of performance falls between two levels (Threshold and Outstanding for example), the percentage is determined by a straight line pro-ration between two levels based upon the actual performance achieved.

2009 Performance Shares Awarded Based on Achieved Performance

The following table shows the actual performance achieved in 2009, the level of performance achieved and the award percentage approved by the Compensation Committee for each performance factor:

		Level of
	Weight of	Performance	Approved Award
Factor	Total Shares	Achieved in 2009	Percentage

Diluted EPS	33.3%	Exceptional	33.3%[1]
“Fresh” Product Objective	33.3%	Outstanding	31.9%[2]
RONA	33.3%	Outstanding	21.5%[3]

Performance Shares Awarded			86.7%

[1]	Represents 100% of the 33.3% weight allocated to this factor.

[2]	Represents 95.8% of the 33.3% weight allocated to this factor.

[3]	Represents 64.4% of the 33.3% weight allocated to this factor.

The “Approved Award Percentage” represents the percentage of performance shares earned by the executives in accordance with the level of performance achieved. The percentage earned for each metric is calculated by multiplying the percentage of the overall award applicable to such metric (the “Weight of Total Shares,” or 33.3%) by the level of performance achieved.

Based upon our performance with respect to the performance share goals during 2009, each of the named executive officers earned a total of 8,453 performance shares (86.7% of their maximum potential award). One-third of those shares vested on February 1, 2010, and the balance will vest in equal quarterly installments over a subsequent two-year period. The following table provides the number of performance shares initially awarded in January 2009 and the actual number of performance shares earned by the NEO based upon 2009 performance.

	Number of	Number of
	Performance Shares	Performance
Name	Awarded	Shares Earned

J. Michael Walsh	9,750	8,453
Stacy Loretz-Congdon	9,750	8,453
Christopher L. Walsh	9,750	8,453
Scott E. McPherson	9,750	8,453
Thomas B. Perkins	9,750	8,453

Compensation Committee Review of Long-Term Equity Incentive Program

All elements of our Long-Term Equity Incentive program are subject to review and, where appropriate, also subject to waiver and adjustment at the discretion of our Compensation Committee.

For a summary of compensation of our named executive officers, please see the table and discussion under “Summary Compensation Table” on page 27.

IV.	Executive Severance Plan

Under the terms of our Executive Severance Policy, corporate officers and vice presidents, as well as division presidents, are entitled to severance upon their involuntary termination for reasons other than cause, gross misconduct or an insured long-term disability. Severance payments for U.S. based executives are based upon years of service and range from two months base salary for less than two years of service, up to 18 months of base salary for over 20 years of service. In addition, U.S. executives are entitled to a pro-rata bonus for the year terminated and may receive COBRA cost reimbursements during the severance period. Canada-based executives receive severance in accordance with provincial law, which can range up to two years of base salary, bonus and benefits. To receive any benefits under the Executive Severance Policy, an executive must sign a release of liability for the benefit of our Company. See the discussion under “Potential Post-Employment Payments to Named Executive Officers” on page 32 for a quantification of the amounts that would have been payable to our named executive officers upon a Board-approved retirement or upon a change of control as of December 31, 2009.

V.	Group Life, Accidental Death & Dismemberment and Short- and Long-term Disability Insurance

All of our executive officers are eligible to participate in our group life, accidental death & dismemberment and short- and long-term disability insurance programs, which are also available to our non-executive employees. In addition, our named executive officers and other senior officers and managers are provided with additional group life insurance, at a rate of one and one-half times base salary up to a maximum of $300,000.

VI.	Other Perquisites

Our named executive officers are entitled to participate in the same retirement and health and welfare benefits that are offered to all employees. We generally do not provide automobile allowances, club memberships or other perquisites to our executives.

Compensation Consultants

Role of Outside Compensation Consultant

The Compensation Committee has engaged Compensia as its outside compensation consultant to provide objective analysis of, and advice on, the Company’s executive compensation program and practices. The role of the consultant is defined by the Compensation Committee. For establishing 2010 executive compensation, the consultant has been used to assess elements of compensation paid to named executive officers, including competitiveness relative to market of base, short-term and long-term compensation. Compensia was also involved with developing the terms of the proposed 2010 LTIP.

Determination of Outside Consultant’s Objectivity

The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. The Compensation Committee determines whether Compensia’s advice is objective and free from the influence of management or any other party that would compromise the objectivity of its advice. Compensia has not provided services to the Company other than those requested by the Compensation Committee. The Compensation Committee also examines the safeguards Compensia has in place to ensure that executive compensation consulting services are objective. Based on its analysis, the Compensation Committee has determined that Compensia’s advice is objective and unbiased.

Change of Control Matters

None of our named executive officers have employment agreements and all are employees at will. However, certain of our equity incentive plans do provide for benefits that could be triggered by a change of control. Under our 2004, 2005 and 2007 Long-Term Incentive Plans (and related grant agreements), in the event we are acquired by a non-public company, all outstanding options become fully exercisable and vested, all restrictions on restricted stock units (and all deferral periods on deferred restricted stock units) lapse and vesting on all earned performance shares accelerates. In addition, if we are acquired by a public company and a named executive officer is terminated without cause, or resigns with good reason within one year after we are acquired, then generally all such named executive officer’s unvested option shares, restricted stock units and earned performance shares will immediately vest. If the change of control under either scenario occurs before the completion of the applicable performance period under a performance share award, such performance share will vest at the “Outstanding” target level. (See “Change of Control” section on page 31 for further discussion). Under the proposed 2010 Plan, all outstanding options become fully exercisable and vested, all restrictions on restricted stock units (and all deferral periods on deferred restricted stock units) lapse and vesting on all earned performance shares accelerates only if the employee is terminated within one year after a change of control.

In addition to the change of control provisions described above, our named executive officers are participants under our severance policies. Refer to the discussion under “Potential Post-Employment Payments to Named Executive Officers” on page 32 for a discussion of these arrangements and the quantification of the amounts that would have been payable to our named executive officers upon a Board approved retirement or upon a change of control as of December 31, 2009.

Risk

The Compensation Committee has reviewed the Company’s incentive plans and does not believe the goals or the underlying philosophy encourage the named executive officers to take excessive risk. By utilizing equity-based awards that are not immediately exercisable, we believe the interests of our named executive officers are aligned with those of our stockholders.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of the next four most highly compensated executive officers. The Compensation Committee considers the anticipated tax treatment of Core-Mark and its executive officers when reviewing the executive compensation programs. However, the Compensation Committee will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m), as the Compensation Committee wishes to maintain flexibility to structure our executive compensation programs in ways that best promote the interests of our Company and its stockholders.

Other Considerations

We have not adopted policies and procedures designed to reclaim or “claw back” incentive awards made on the basis of financial results that are later restated. However, our three Long-Term Incentive Plans (“LTIPs”) do contain provisions providing for the recovery of gains made by any executive from the exercise of options within one year prior to the executive’s termination for Cause, as defined in the plans.

Our Board of Directors has also adopted a Statement of Policy providing that we will not engage in the re-pricing of stock options granted under our 2007 Long-Term Incentive Plan, and that shares awarded under that plan that are forfeited by grantees will not be available for re-grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee administers Core-Mark’s compensation program for executive officers. The Compensation Committee’s role is to oversee Core-Mark’s compensation plans and policies, annually review and approve all such executive officers’ compensation, approve annual bonus awards and administer Core-Mark’s long-term incentive plans (including reviewing and approving grants to Core-Mark’s executive officers.

The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors periodically review and revise the charter. The Board of Directors determines the Compensation Committee’s membership, which currently consists of four non-employee directors. All of the Compensation Committee’s members are “independent” under the rules of the NASDAQ Stock Market. The Compensation Committee meets at scheduled times during the year and it also considers and takes action by written consent. The Compensation Committee Chairman, L. William Krause, reports any Compensation Committee actions or recommendations to the full Board of Directors.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and those discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Compensation Committee is pleased to submit this report to Core-Mark’s stockholders.

COMPENSATION COMMITTEE
L. William Krause, Chairman
Robert A. Allen
Gary F. Colter
Randolph I. Thornton

COMPENSATION OF NAMED EXECUTIVES

The following table summarizes all compensation in 2009, 2008 and 2007 awarded to our principal executive officer, our principal financial officer and to our three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to Core-Mark in 2009, 2008 and 2007. We refer to these executive officers as the named executive officers.

Summary Compensation Table

					Non-Equity
					Incentive Plan	All Other
			Stock	Option	Compensation	Compensation
Name & Principal Position	Year	Salary ($)[1]	Awards ($)[2]	Awards ($)[3]	($)[4]	($)[5]	Total ($)

J. Michael Walsh	2009	$482,891	$249,340	$70,005	$447,133	$8,635	$1,258,004
President & Chief Executive	2008	$471,378	$297,388	$73,483	$261,215	$9,134	$1,112,598
Officer	2007	$457,204	$218,621	$51,724	$—	$9,245	$736,794
Stacy Loretz-Congdon	2009	$281,600	$249,340	$70,005	$171,170	$8,635	$780,750
Sr. VP & Chief Financial	2008	$268,531	$297,388	$73,483	$96,818	$8,424	$744,644
Officer	2007	$261,275	$218,621	$51,724	$—	$7,298	$538,918
Christopher L. Walsh	2009	$247,336	$249,340	$70,005	$112,251	$8,635	$687,567
Sr. VP — U.S. Distribution	2008	$240,163	$297,388	$73,483	$121,838	$8,488	$741,360
(West)	2007	$233,439	$218,621	$51,724	$46,685	$7,249	$557,718
Scott E. McPherson[6]	2009	$226,346	$249,340	$70,005	$154,748	$8,075	$708,514
Sr. VP — U.S. Distribution (East)
Thomas B. Perkins	2009	$246,923	$249,340	$70,005	$171,391	$8,317	$745,976
Sr. VP — Resources	2008	$237,734	$297,388	$73,483	$73,613	$7,870	$690,088
	2007	$201,793	$218,621	$51,724	$12,094	$7,118	$491,350

[1]	Based on Form W-2 earnings.

[2]	This column represents the aggregate grant date fair value for all awards granted in 2009, 2008 and 2007; respectively. For performance awards we have reported the fair value of the award based upon the probable satisfaction of the performance conditions as of the grant date.

The maximum aggregate grant date fair value that would be received if the highest level of performance was achieved would be $187,005, $223,041 and $163,984 for the awards granted in 2009, 2008 and 2007, respectively, for each named executive officer. These amounts do not reflect our Company’s expense for accounting purposes for these awards, and do not represent the actual value that may be realized by the named executive officers. Prior year amounts have been recomputed for consistent year-to-year presentation.

[3]	This column represents the aggregate grant date fair value for all awards granted in 2009, 2008 and 2007; respectively. Please refer to the Grants of Plan-Based Awards table for information on awards actually granted in 2009, including grant date fair value of awards. These amounts do not reflect our expense for accounting purposes for these awards, and do not represent the actual value that may be realized by the named executive officers. Prior year amounts have been recomputed for consistent year-to-year presentation.

[4]	Awarded under the Annual Cash Incentive Bonus Program.

[5]	The components of the “All Other Compensation” column for 2009 are detailed in the following table:

	Executive Officers
		Loretz-
Description	J.M. Walsh	Congdon	C. Walsh	McPherson	Perkins

Company matching contribution to 401(k) plan	$7,350	$7,350	$7,350	$6,790	$7,350
Payment of life and other insurance premiums	1,285	1,285	1,285	1,285	967

Total	$8,635	$8,635	$8,635	$8,075	$8,317

[6]	Compensation for Mr. McPherson is provided only for 2009 because he was not a named executive officer in 2008 or 2007.

The following table presents information regarding grants of plan based awards to our named executive officers during the year ended December 31, 2009.

Grants of Plan-Based Awards

		Estimated Possible Payouts			Estimated Future Payouts
		Under			Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards[2]			Awards[3]				All Other
								All Other	Option		Grant
								Stock	Awards:	Exercise	Date
								Awards:	Number of	or Base	Fair
								Number of	Securities	Price of	Value of
								Shares of	Underlying	Option	Stock &
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Option
Name	Date	($)[1]	($)[1]	($)[1]	(#)[1]	(#)[1]	(#)[1]	(#)[4]	(#)[5]	($/Sh)	Awards[6]

J. Michael Walsh		$241,693	$483,386	$725,085
	1/21/2009				3,250	6,500	9,750				$62,335
	1/21/2009							9,750			$187,005
	1/21/2009								9,750	$19.19	$70,005
Stacy Loretz-Congdon		$75,248	$150,495	$225,694
	1/21/2009				3,250	6,500	9,750				$62,335
	1/21/2009							9,750			$187,005
	1/21/2009								9,750	$19.19	$70,005
Christopher L. Walsh		$66,030	$132,060	$198,091
	1/21/2009				3,250	6,500	9,750				$62,335
	1/21/2009							9,750			$187,005
	1/21/2009								9,750	$19.19	$70,005
Scott E. McPherson		$60,426	$120,852	$181,280
	1/21/2009				3,250	6,500	9,750				$62,335
	1/21/2009							9,750			$187,005
	1/21/2009								9,750	$19.19	$70,005
Thomas B. Perkins		$65,919	$131,839	$197,760
	1/21/2009				3,250	6,500	9,750				$62,335
	1/21/2009							9,750			$187,005
	1/21/2009								9,750	$19.19	$70,005

[1]	Our Company defines three incentive plan payout levels for our executives, which are “Threshold,” “Outstanding” and “Exceptional.” The Company-defined “Threshold” level corresponds to Threshold level in the table above, “Outstanding” level corresponds to Target level in the table above and “Exceptional” level corresponds to the Maximum level in the table above. Refer to the Compensation Discussion and Analysis section in this Proxy Statement for a more detailed description of these payout levels.

[2]	Awarded under the 2009 Annual Cash Incentive Bonus Program. The Threshold, Target and Maximum payout levels assume that each of those goals was obtained at the Company’s level of “Threshold,” “Outstanding” and “Exceptional,” as described in the Compensation Discussion and Analysis section in this proxy statement. For a description of amounts actually received by the executive, if any, see the Compensation Discussion and Analysis section. For a further description of the 2009 Annual Cash Incentive Bonus Program, refer to the Compensation Discussion and Analysis section.

[3]	Performance shares awarded under the 2007 Long-Term Incentive Plan. Incentive opportunities consist of Diluted EPS, Fresh Product Objective and RONA goals. The Threshold, Target and Maximum payout levels assume that each of those goals was achieved at the corresponding Company’s level of “Threshold,” “Outstanding” and “Exceptional,” as described in the Compensation Discussion and Analysis section in this Proxy Statement. For a further description of the performance shares and the amounts actually awarded to the executive, refer to the Compensation Discussion and Analysis section.

[4]	Restricted stock units awarded under the 2007 Long-Term Incentive Plan. Such awards are subject to vesting requirements.

[5]	Options awarded under the 2007 Long-Term Incentive Plan. Such awards are subject to vesting requirements.

[6]	Represents the grant date fair value of each equity award computed in accordance with applicable guidance. Grant date fair value per share for performance shares is $19.18, for restricted stock units is $19.18 and for stock options is $7.18. Total number of performance shares earned in 2009 by each named executive officer is 8,453, as disclosed in the “Compensation of the Named Executive Officers for Year Ended December 31, 2009” section in this Proxy Statement.

The following table presents information concerning the number and value of unexercised options, restricted stock units, and performance shares that have not vested for our named executive officers outstanding as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
								Equity
							Equity	Incentive Plan
							Incentive Plan	Awards:
							Awards:	Market or
							Number of	Payout Value
	Number of	Number of			Number of	Market Value	Unearned	of Unearned
	Securities	Securities			Shares or	of Shares	Shares, Units	Shares, Units
	Underlying	Underlying			Units of Stock	or Units of	or Other	or Other
	Unexercised	Unexercised	Option	Option	That Have	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Exercise	Expiration	Not Vested	Have Not	Have Not	Have Not
Name	Exercisable[1]	Unexercisable	Price ($)	Date	(#)[5]	Vested ($)	Vested (#)[6]	Vested ($)

J. Michael Walsh	100,000		$15.50	8/23/2011	13,372	$440,741	10,785	$355,474
	3,696	740[2]	$36.96	7/2/2017
	5,763	2,882[3]	$25.81	1/31/2015
		9,750[4]	$19.19	1/21/2016
Stacy Loretz-Congdon	2,500		$15.50	8/23/2011	13,372	$440,741	10,785	$355,474
	3,696	740[2]	$36.96	7/2/2017
	5,763	2,882[3]	$25.81	1/31/2015
		9,750[4]	$19.19	1/21/2016
Christopher L. Walsh	32,726		$15.50	8/23/2011	13,372[6]	$440,741	10,785	$355,474
	3,696	740[2]	$36.96	7/2/2017
	5,763	2,882[3]	$25.81	1/31/2015
		9,750[4]	$19.19	1/21/2016
Scott E. McPherson	38,756		$15.50	8/23/2011	13,372	$440,741	10,785	$355,474
	3,696	740[2]	$36.96	7/2/2017
	5,763	2,882[3]	$25.81	1/31/2015
		9,750[4]	$19.19	1/21/2016
Thomas B. Perkins	61,111		$15.50	8/23/2011	13,372	$440,741	10,785	$355,474
	3,696	740[2]	$36.96	7/2/2017
	5,763	2,882[3]	$25.81	1/31/2015
		9,750[4]	$19.19	1/21/2016

[1]	Fully vested.

[2]	Granted on July 2, 2007, these option awards vest one-third on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the subsequent 2 years.

[3]	Granted on January 31, 2008, these option awards vest one-third on January 1, 2009, and the remaining shares in equal quarterly installments over the subsequent 2 years.

[4]	Granted on January 21, 2009, these option awards vest one-third on February 1, 2010, and the remaining shares in equal quarterly installments over the subsequent 2 years.

[5]	Restricted stock units were granted on July 2, 2007, January 31, 2008 and January 21, 2009. The July 2, 2007 awards vest one-third on the first anniversary of the grant date, and the remaining shares in quarterly installments over the subsequent 2 years. The January 31, 2008 awards vest one-third on January 1, 2009, and the remaining shares in quarterly installments over the subsequent 2 years. The January 21, 2009 awards vest one-third on February 1, 2010, and the remaining shares in quarterly installments over the subsequent 2 years. Market value based on close price of $32.96 for Core-Mark Holding Company, Inc. common stock on the NASDAQ Global Market on December 31, 2009.

[6]	Performance shares were granted on January 31, 2008 and January 21, 2009. The January 31, 2008 awards vest one-third on January 1, 2009, and the remaining shares in quarterly installments over the subsequent 2 years. The January 21, 2009 awards vest one-third on February 1, 2010, and the remaining shares in quarterly installments over the subsequent 2 years. Market value based on close price of $32.96 for Core-Mark Holding Company, Inc. common stock on the NASDAQ Global Market on December 31, 2009.

The following table presents information concerning the exercise of stock options and the vesting of restricted stock units for our named executive officers during the year ended December 31, 2009:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

J. Michael Walsh	—	$—	14,949	$308,531
Stacy Loretz-Congdon	8,612	$116,262	12,529	$278,270
Christopher L. Walsh	46,441	$487,906	9,311	$224,745
Scott E. McPherson	12,918	$196,817	9,311	$224,745
Thomas B. Perkins	—	$—	6,425	$148,829

Information such as number of securities to be issued upon exercises of outstanding options, weighted-average exercise price of outstanding options, and number of securities remaining available for future issuance concerning our five stock-based compensation plans: the 2004 Long-Term Incentive Plan, the 2004 Directors’ Equity Incentive Plan, the 2005 Long-Term Incentive Plan, the 2005 Directors’ Equity Incentive Plan and the 2007 Long Term Incentive Plan were included in Note 11, “Stock-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our 2009 Annual Report on Form 10-K filed on March 12, 2010.

Potential Payments Upon Termination or Change-In-Control

Severance Policy

Each of our named executive officers and vice presidents are entitled to certain benefits under the Core-Mark Executive Severance Policy. Pursuant to the policy, upon the officer’s involuntary termination other than for cause, gross misconduct (each as defined in the policy) or long-term disability and upon our acceptance of an executed separation agreement, the officer is entitled to the following benefits based on the years of service and location of employment:

U.S. Employees

Number of Years of Service	Benefit

Less than two years	Two months of base salary
At least two years but less than five years	Four months of base salary
At least five years but less than ten years	Eight months of base salary
At least ten years but less than 20 years	12 months of base salary
More than 20 years	18 months of base salary

All payments under the severance policy are made in one lump sum at the first regularly scheduled payroll issuance following termination. In addition to above payments, such officer shall receive COBRA cost reimbursement for the same number of months of their base salary payment plus payment of a prorated bonus for the year of their termination.

Canadian Employees.  The severance benefits paid to any Canadian executive officers are based on the applicable provincial laws.

Accelerated Option Vesting.  In addition, an executive officer who has received an option grant under our 2004 Long-Term Incentive Plan and 2007 Long-Term Incentive Plan may be entitled to accelerated vesting of all such options should such executive officer be terminated without cause or resign his employment with good reason.

Retirement

Award grants made to our named executive officers under our 2005 Long-Term Incentive Plan and under our 2007 Long-Term Incentive Plan (during 2009) generally entitle such officers to accelerated vesting of all of their restricted stock units in the event that such executive retires, and the retirement is approved by our Board of Directors as a retirement that qualifies for such treatment. In addition, certain awards made to our named executive officers under our 2007 Long-Term Incentive Plan generally entitle such officers to accelerated vesting of a pro-rata portion of their options, restricted stock units and/or performance shares in the event that (1) such executive retires prior to the first vesting date of such award and (2) the retirement is approved by our Board of Directors as a retirement that qualifies for such treatment. In general the pro-rata portion of such award that is vested is based upon the number of months of service of such officer during the applicable vesting period under the award. Performance shares are vested pro-rata at the “Outstanding” target level.

Change of Control

Award grants made to our named executive officers under our 2004, 2005 and 2007 Long-Term Incentive Plans generally entitle such officers to accelerated vesting of all of their option shares, restricted stock units and earned performance shares in the event that we are acquired by a non-public company (a “non-public change of control”). In addition, if we are acquired by a public company and the executive officer is terminated without cause or resigns with good reason within one year after we are acquired, then generally all such executive officer’s unvested option shares, restricted stock units and earned performance shares will immediately vest. If the change of control under either scenario occurs before the completion of the applicable performance period under a performance share award, such performance share shall vest at the “Outstanding” target level. Under the proposed 2010 Plan, all outstanding options become fully exercisable and vested, all restrictions on restricted stock units (and all deferral periods on deferred restricted stock units) lapse and vesting on all earned performance shares accelerates only if the employee is terminated within one year after a change of control.

Potential Post-Employment Payments to Named Executive Officers

The table below sets forth potential payments that could be received by our named executive officers upon a Board approved retirement or upon a non-public change in control of Core-Mark, assuming such event took place on December 31, 2009.

TABULAR PRESENTATION OF POTENTIAL POST-EMPLOYMENT PAYMENTS

	J. Michael Walsh			Stacy Loretz-Congdon			Christopher L. Walsh			Scott E. McPherson			Thomas B. Perkins
	Retire-	Without	Change in	Retire-	Without	Change in	Retire-	Without	Change in	Retire-	Without	Change in	Retire-	Without	Change in
Benefits	ment[1]	Cause[2]	Control[3]	ment[1]	Cause[2]	Control[3]	ment[1]	Cause[2]	Control[3]	ment[1]	Cause[2]	Control[3]	ment[1]	Cause[2]	Control[3]
	INCREMENTAL COMPENSATION (payment contingent on termination)

Cash Severance[4]		$495,474	$495,474		$289,170	$289,170		$253,804	$253,804		$232,265	$232,265		$253,380	$253,380
COBRA Reimbursements[4]		$12,588	$12,588		$12,588	$12,588		$17,592	$17,592		$17,592	$17,592		$17,592	$17,592
Equity
Restricted Stock	$1,759,892	$963,919	$1,759,892	$890,935	$94,962	$890,935	$795,973	$—	$795,973	$795,973	$—	$795,973	$915,516	$119,543	$915,516
Unexercisable Options			$154,864			$154,864			$154,864			$154,864			$154,864
Total	$1,759,892	$1,471,981	$2,422,818	$890,935	$396,720	$1,347,557	$795,973	$271,396	$1,222,233	$795,973	$249,857	$1,200,694	$915,516	$390,515	$1,341,352
	EARNED COMPENSATION (payment not contingent on termination)
Exercisable Options	$1,787,205	$1,787,205	$1,787,205	$84,855	$84,855	$84,855	$612,601	$612,601	$612,601	$717,885	$717,885	$717,885	$1,108,204	$1,108,204	$1,108,204

GRAND TOTAL	$3,547,097	$3,259,186	$4,210,023	$975,790	$481,575	$1,432,412	$1,408,574	$883,997	$1,834,834	$1,513,858	$967,742	$1,918,579	$2,023,720	$1,498,719	$2,449,556

[1]	Core-Mark Holding Company, Inc. does not have an official retirement age; rather, named executive officers may be approved for retirement by the Board of Directors. The table assumes that all named executive officers would have been so approved if termination occurred on December 31, 2009. Upon retirement, this table assumes unvested performance shares and options are forfeited, vested options remain exercisable for a period of 90 days, and restrictions lapse on all restricted stock units.

[2]	Upon termination without cause, terminated executives are eligible for severance cash in accordance with the Core-Mark Executive Severance Policy. Also, options become fully vested and exercisable as of the date of termination and remain exercisable for a period of 90 days thereafter. Options terminate and are forfeited at the end of the 90-day period. Upon termination, all unvested restricted stock units and performance shares are forfeited.

[3]	Upon a non-public change in control, executives are eligible for all of the benefits of a “without-cause” termination. In addition, all restrictions lapse on restricted stock units, all unvested options are accelerated and earned but unvested performance shares are accelerated.

[4]	Executive officers and vice presidents in the U.S. may receive benefits under the Core-Mark Executive Severance Policy. If terminated on December 31, 2009, the NEOs would receive 12 months’ salary and COBRA reimbursements, payable in a lump sum.

PROPOSAL 2. APPROVAL OF CORE-MARK 2010 LONG-TERM INCENTIVE PLAN

General

On January 20, 2010, our Board of Directors adopted, subject to approval of our shareholders, the Core-Mark Holding Company, Inc. 2010 Long-Term Incentive Plan, which is referred to herein as the “2010 Plan.” The principal features of the 2010 Plan are summarized below. The summary does not purport to be a complete statement of the 2010 Plan and is qualified in its entirety by reference to the 2010 Plan, a copy of which is attached as Appendix A to this Proxy Statement. Capitalized terms used but not defined herein have the meaning set forth in the 2010 Plan or the form of award agreement.

Reasons to Adopt the Core-Mark Holding Company, Inc. 2010 Plan

Our Board of Directors recommends a vote for the approval of the 2010 Plan, because the Board believes the plan is in the best interests of the Company and our shareholders for the following reasons:

Aligns director, employee and shareholder interests.  We believe that our stock-based compensation programs help align the interests of our non-employee directors, our employees and our shareholders. We believe that our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. We also believe such incentives reinforce achievement of our financial business goals by linking a portion of a participant’s compensation to the achievement by the Company, and in certain cases, a division or individual, of performance goals. If the 2010 Plan is approved, we will be able to maintain our means of aligning the interests of our non-employee directors and employees with the interests of our shareholders.

Attracts and retains talent.  Talented, motivated and effective executives and employees are essential to executing our business strategies. Stock-based awards have been an important component of total compensation at the Company for many years because such compensation enables us to effectively recruit executives and other employees while encouraging them to act and think like owners of the Company. If the 2010 Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.

Supports our pay-for-performance philosophy.  We believe that stock-based compensation, by its very nature, is performance-based compensation. The largest component of total compensation for our executives is incentive compensation in the form of both stock-based and cash-based incentives that are tied to the achievement of financial business results. We use incentive compensation to help reinforce desired financial business results to our executives and to motivate them to make decisions to produce those results.

Avoids disruption in our compensation programs.  The approval of the 2010 Plan by our shareholders is important because our 2004 Long-Term Incentive Plan, 2005 Long-Term Incentive Plan and 2007 Long-Term Incentive Plan have a limited number of shares available for grant, and we believe it is good practice to consolidate our existing equity incentive plans. If the 2010 Plan is not approved, to continue to offer competitive compensation it would likely be necessary to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily align director and employee interests with those of our shareholders as well as stock-based awards do. Additionally, replacing equity with cash will increase cash compensation expense and use cash that would be better utilized toward other strategic purposes, such as strategic acquisitions and improvements in the quality and performance of our business.

Will not be excessively dilutive to our shareholders.  Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2010 Plan is 659,952 shares, plus the number of shares subject to awards outstanding under our Previous Plans but only to the extent that such outstanding awards are repurchased, forfeited, expire or otherwise terminate without the issuance of such shares, up to a maximum of 456,000 shares. If the 2010 Plan is approved by shareholders, no new awards will be granted under our 2004 Long-Term Incentive Plan, 2005 Long-Term Incentive Plan and 2007 Long-Term Incentive Plan. As of 12/31/09, we had 858,172 outstanding options with a weighted average exercise price of $20.68 and a weighted average remaining contractual term of 3.1 years, and we had 306,869 outstanding restricted stock units and performance shares.

Low Burn Rate.  Our Burn Rate Policy will require us to limit the aggregate number of shares that we grant subject to stock awards over the three-year period to 9.3% of our outstanding common stock. This low burn rate will help to ensure that the shares available under the 2010 Plan are not excessively allocated or prematurely exhausted.

The Board of Directors recommends that stockholders vote FOR the approval of the Core-Mark Holding Company, Inc. 2010 Long-Term Incentive Plan.

Purpose

The 2010 Plan was established to create incentives to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence, are able to make important contributions to our success. Potential participants include non-employee directors, officers and key employees of the Company or its subsidiaries or affiliates, as well as any other individuals providing services to the Company or its subsidiaries or affiliates.

Administration

The 2010 Plan is administered by our Compensation Committee, which has the full power and authority to interpret the 2010 Plan. These powers include, but are not limited to, the authority to select persons to participate in the 2010 Plan, determine the form and substance of grants under the 2010 Plan, determine the conditions and restrictions, if any, subject to which such grants will be made, modify the terms of grants, accelerate vesting and waive terms or conditions under the 2010 Plan. The Compensation Committee’s determinations and interpretations under the 2010 Plan are binding on the Company, the participants in the 2010 Plan and all other parties.

Eligibility

The 2010 Plan is designed so that any of our non-employee directors or approximately 4,300 employees can participate at the discretion of the Compensation Committee. However, we currently expect the majority of awards will be made to our directors, officers, division presidents and certain senior managers who have significant influence over the results of our operations. Participants in our prior plans consisted of 6 non-employee directors, 14 officers, and 27 division presidents and senior managers.

Awards

Types of awards available under the 2010 Plan include stock options (both incentive and non-qualified), stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation awards.

Stock Options

A participant granted a stock option will be entitled to purchase a specified number of shares of our common stock during a specified term at a fixed exercise price, affording the participant an opportunity to benefit from the appreciation in the market price of our common stock from the date of grant. The exercise price will be established by the Compensation Committee and shall not be less than the fair value of a share of our common stock on the date of grant. “Fair market value” is the closing price of our common stock, as reported on the NASDAQ Stock Market, which for example was $30.61 on March 31, 2010.

The Compensation Committee will determine the circumstances under which a stock option becomes exercisable and vested. Stock options may be exercised by payment in cash, delivery of outstanding shares of our common stock having a fair value equal to the exercise price, by a net exercise or cashless exercise procedure approved by the Compensation Committee, or any combination of the foregoing. The Compensation Committee will determine the term of each stock option, however, no option shall be exercisable more than ten years from the date of grant.

Stock Appreciation Rights

A Stock Appreciation Right (“SAR”) granted under the 2010 Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the fair market value of a specified number of shares of our common stock on the date of exercise over (b) the grant price of the right as specified by our Compensation Committee on the date of the grant. The grant price may not be less than the fair market value of the underlying shares on the date of grant. Payment of such excess may be in the form of cash, shares, other property or any combination thereof, as the Compensation Committee shall determine in its sole discretion. The term, methods of exercise, methods of settlement, and any other terms and conditions of any SAR shall be as determined by the Compensation Committee, provided that no SAR may have a term of more than ten years from the date of grant.

Restricted Stock

A restricted stock award is a grant of a specified number of shares of our common stock to a participant subject to a restricted period and the risk of forfeiture if such participant’s employment is terminated (upon certain circumstances) during such period. The terms and conditions of a restricted stock grant are determined by the Compensation Committee and the expiration of a restricted period may be conditioned upon the participant’s achievement of performance goals. The Compensation Committee also has the authority to determine whether or not the restricted stock has the right to receive dividends or to vote.

Other Stock-Based Awards

Other Stock-Based Awards are grants of awards of shares or other awards that are valued, in whole or in part, by reference to, or are otherwise based on the fair market value of our common stock. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Compensation Committee may determine, including, without limitation, the right to receive one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Restricted stock units, or RSUs, are a form of Other Stock-Based Awards that we may grant. A RSU is a contractual right to receive a share of our common stock at the end of a specified period. RSUs are subject to certain restrictions and the risk of forfeiture if such participant’s employment is terminated (upon certain circumstances) during such period. The Compensation Committee will determine the circumstances under which RSUs vest and related restrictions lapse. Prior to the end of a vesting period, settlement of RSUs may be further deferred subject to parameters established by the Compensation Committee and upon such deferral the RSU shall be considered a deferred stock unit. Unless otherwise provided in the grant agreement, such deferral period shall end on the earliest of: the participant’s death, the termination of participant’s service, a change in control of the Company, or a future date selected by the participant. The Compensation Committee also has the authority to determine whether or not the RSUs have the right to receive dividend equivalents.

Performance-Based Compensation

Performance-Based Compensation awards (“Performance Awards”) are awards of shares of our common stock or other amounts based upon the achievement of certain objective performance goals. Performance Awards will be earned only if the performance objectives, established by the Compensation Committee, are met. The performance objectives shall be based on the achievement of performance goals based on one or more of the following performance measures: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) store openings or refurbishment plans; (xx) staff training; and (xxi) corporate social responsibility policy implementation.

Any performance measure may be (a) used to measure the performance of the Company and/or any of our Subsidiaries as a whole, any business unit, or any combination thereof, (b) compared to the performance of a group of comparable companies, or a published or special index or (c) adjusted by the Compensation Committee, at the time such performance goal is established, to add or remove the effect of non-recurring events, mergers and acquisitions, and financing transactions. Performance-Based Compensation awards may not be adjusted upward, but may be adjusted downward at the discretion of the Compensation Committee.

Amendment or Substitution of Awards

Subject to the terms of the 2010 Plan, the Compensation Committee may amend awards as it deems appropriate; however, no amendment to the 2010 Plan or an award may adversely affect a participant’s rights under an award without the participant’s consent, and the exercise price of an option may not be reduced without stockholder approval. The Compensation Committee may establish an exchange program that permits holders to surrender outstanding awards under the 2010 Plan or in exchange for the grant of new awards (including cash) under the 2010 Plan or otherwise, or require holders of awards to surrender outstanding awards as a condition to the grant of new awards (including cash) under the 2010 Plan or otherwise; provided, however, that such exchange programs may not be established without stockholder approval.

Anticipated Form, Amount and Terms of Grants

While the Compensation Committee will retain discretion to grant awards in any form permitted by the 2010 Plan, it is currently contemplated that (1) annual awards to non-employee directors will be in the form of RSUs and (2) the majority of grants to our Section 16 officers, Division Presidents and other members of senior management will be in the form of RSUs. All of such allocations are preliminary and are subject to review and revision by the Compensation Committee and the Board of Directors.

It is currently contemplated that awards to officers and employees would vest over a three-year period; one-third of an award would cliff vest on the first anniversary of the vesting commencement date and the remaining award would vest in equal quarterly installments over the two-year period following the first anniversary of the vesting commencement date.

Treatment of Awards in the Event of Termination of Service or Change in Control

Termination of Service

Under the 2010 Plan, unless a grant agreement provides otherwise, if a participant’s employment is terminated for Cause, all such participant’s outstanding and unvested awards will be cancelled and forfeited immediately. In addition, unless a grant agreement provides otherwise, if a participant’s employment is terminated for other than Cause, all of such participant’s (a) unvested awards will be cancelled and forfeited immediately and (b) vested awards will terminate upon the earlier of 90 days following such termination or the expiration of their term.

Our Compensation Committee has adopted forms of grant agreements which provide that if an employee participant’s service is terminated due to death, Disability or Retirement prior to the first anniversary of the date of grant, the unvested portion of the award will vest on a pro rata basis based on the number of full months of service the participant completed between the date of grant and the termination of service divided by 36. In addition, the form of RSU grant provides that in the event an employee participant’s service terminates due to death, Disability or Retirement on or after the first anniversary of the date of grant, the entire award shall become fully vested and non-forfeitable.

Change in Control

Under the 2010 Plan, in the event of a Change in Control, the Compensation Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding Awards including, but not limited to, (i) continuation or assumption of outstanding awards by the surviving company, (ii) substitution of awards by the surviving company with substantially the same terms for outstanding awards, (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards (to the extent not provided in the Award Agreement), or (iv) cancellation of all or any portion of outstanding awards for fair value.

Our Compensation Committee has adopted forms of grant agreements for employee participants which provide that if, within one year following a Change in Control, the participant’s service with the Company is terminated by the Company without Cause or by the participant without Good Reason, then the unvested portion of the award will become fully vested and non-forfeitable on the date of the participant’s termination of service.

Number of Shares Available for Issuance

Shares Available

Subject to the additions and adjustments described below, 659,952 shares of our common stock are authorized for granting awards under the 2010 Plan. If any grant under the 2010 Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, then such expired, terminated, unpurchased or forfeited shares shall thereafter be available for future awards under the 2010 Plan.

Consolidation of Shares from the 2004 & 2005 Long-Term Incentive Plans

Upon shareholder approval of the 2010 Plan we will consolidate any previously granted shares that may become available again under our 2004 Long-Term Incentive Plan and the 2005 Long-Term Incentive Plan (the “Previous Plans”) with our 2010 Plan. Any shares subject to awards granted under our Previous Plans that (i) expire or otherwise terminate without having been exercised or (ii) are forfeited to or repurchased by us, will become available for grant under the 2010 Plan, up to a maximum of 456,000 shares. If the 2010 Plan is approved by our shareholders, outstanding awards under the Previous Plans will continue to be governed by the terms of the Previous Plans, however no new awards will be granted under our Previous Plans.

Shares under the 2007 Long-Term Incentive Plan

Approximately 160,000 shares remain available to be granted under our 2007 Long-Term Incentive Plan (the “2007 LTIP”). Upon shareholder approval of the 2010 Plan we will discontinue the use of the 2007 LTIP and will make no new award grants under such plan. Any outstanding awards under the 2007 LTIP will continue to be governed by the terms of the 2007 LTIP. Any awards under the 2007 LTIP that (i) expire or otherwise terminate without having been exercised or (ii) are forfeited to or repurchased by us, shall not be available for future grant.

Adjustments

In the event of any adjustment, recapitalization, reorganization or other change in our capital structure, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution to stockholders of a material amount of assets of the Company (including in the form of an extraordinary dividend) or any other change in the corporate structure or shares of the Company, the Compensation Committee will make such equitable adjustments as it deems appropriate (i) in the number and kind of shares covered by awards previously made under the 2010 Plan and in exercise prices of outstanding awards, and (ii) in the number of shares available for grant and applicable award limits under the 2010 Plan.

Award Limits

Burn Rate Policy for Fiscal Years 2010 — 2012

In order to better manage and control the amount of our common stock used for equity compensation, our Compensation Committee adopted a Burn Rate Policy for fiscal years 2010 — 2012 effective upon shareholder approval of the 2010 Plan. During this three-year period, beginning with our 2010 fiscal year and ending with our 2012 fiscal year, our Burn Rate Policy will require us to limit the aggregate number of shares that we grant subject to stock awards over the three-year period to 9.3% of our outstanding common stock (which is equal to the median burn rate plus one standard deviation for the 2010 calendar year for Russell 3000 companies in our Global Industry Classification Standards Peer Group (2550 Retailing), as published by RiskMetrics Group (“RMG”) in 2009, over a three-year period). Our annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during our fiscal year and the number of shares subject to performance awards that are vested or paid out during a fiscal year divided by our outstanding common stock, measured as of the last day of each fiscal year, both as reported in our periodic filings with the SEC. To the extent there are any, awards that are settled in cash, awards that are granted pursuant to a stockholder approved exchange program and awards assumed or substituted in acquisitions will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock unit, performance share and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 2 shares (based on the volatility calculated by RMG for purposes of analyzing the company’s 2010 proxy proposals and RMG’s 2010 Burn Rate multiplier table).

Additional Plan Limits

Under the provisions of the 2010 Plan, no more than 100,000 shares may be granted to any participant in any fiscal year.

Director and Officer Interest

Our directors and officers may receive future grants under the 2010 Plan in connection with their services to the Company and its subsidiaries and affiliates. At this time, no particular grant amount for any director or officer has been determined.

Expected Tax Consequences

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and the Company of grants under the 2010 Plan. This summary is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2010 Plan, as the issuance, receipt, vesting or settlement of equity-based awards under the 2010 Plan may have varying tax consequences to participants. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2010 Plan based on his or her individual situation. Neither the Company nor the Compensation Committee makes any guarantees regarding the tax treatment of any awards or payments made under the 2010 Plan, nor does the Company nor the Compensation Committee have any obligation to take any action to prevent the assessment of any tax to any participant with respect to any award.

Incentive Stock Options.  With respect to incentive stock options, generally the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the stock option holder meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (a) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (b) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder.

Nonqualified Stock Options.  The grant of a stock option that does not qualify for treatment as an incentive stock option, or a nonqualified stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder generally will be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year. At the time of a subsequent sale or disposition of shares obtained upon exercise of a nonqualified stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss to the participant, depending on how long the shares have been held.

Stock Appreciation Rights.  The grant of a SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or value of shares of our common stock payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Stock, Other Stock-Based Awards and Performance Awards.  The federal income tax consequences with respect to restricted stock, restricted stock units, performance awards and other stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the awards that are granted to the participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to awards that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the awards. If the awards granted to the participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us.

Withholding Obligations.  We have the right to require the recipient to pay to us an amount necessary for us to satisfy the recipient’s minimum applicable federal, state or local tax withholding obligations with respect to awards granted under the 2010 Plan. As permitted by applicable law, we may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations, and the Compensation Committee may permit a participant to satisfy our withholding obligation with respect to awards paid in common stock by having shares withheld, at the time the awards become taxable, provided that the number of shares of our common stock withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Code Section 409A.  The participant may be subject to a 20% penalty tax (plus interest), in addition to ordinary income tax, at the time the grant becomes vested, if a grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied. We have an obligation to withhold the amount of any such penalty tax and interest.

Code Section 162(m).  Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual, who on the last day of the taxable year was the Chief Executive Officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Section 162(m) of the Code. The 2010 Plan has been designed to permit the committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m) of the Code.

Required Vote to Adopt the Core-Mark Holding Company, Inc. 2010 Plan

Approval to adopt the Core-Mark Holding Company, Inc. 2010 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

Equity Compensation Plan Information

Background to Current Compensation Plans.

In connection with the Company’s emergence from the bankruptcy proceedings of the Fleming Companies, Inc. in August of 2004, the Company put in place the 2004 Long-Term Incentive Plan, or 2004 LTIP. It was the view of the Board of Directors at the time, that employees who had remained with the Company through the bankruptcy had been under-compensated for their services due to the restrictions of the bankruptcy process. The 2004 LTIP was thus largely considered to be a mechanism to compensate and retain those employees who had remained with and successfully navigated the Company through Fleming’s bankruptcy. In 2005 the Board of Directors determined that the compensation for such employees was falling short from that which had been intended under the 2004 LTIP. The Board therefore put in place the 2005 Long-Term Incentive Plan, or 2005 LTIP, to bridge the gap and provide such employees with the compensation previously intended. Both the 2004 LTIP and the 2005 LTIP were effective prior to the Company becoming a public company and thus were not approved by our public shareholders.

We consider our 2007 Long-Term Incentive Plan, or 2007 LTIP, to be our first regular equity incentive plan as a public company. Unlike the 2004 LTIP or 2005 LTIP, the 2007 LTIP was not related to our prior emergence from the Fleming bankruptcy proceedings, but instead was intended to serve solely as a source of incentive compensation and to help align the interests of our employees and our shareholders. The 2007 LTIP was approved by our shareholders in June 2007.

Due to the circumstances surrounding the creation of our 2004 LTIP and 2005 LTIP, we do not believe it is appropriate to count shares or awards issued under such plans in any calculation of the “overhang” of shares created by equity plans, because many of our long-term employees who were rewarded for their efforts during the bankruptcy have deferred receipt of their shares or have not yet exercised their options. We do believe, on the other hand, that the 2007 LTIP should be included in such calculation due to its status as a traditional equity incentive plan.

For the purposes of this proposal, we have included the 2004 and 2005 LTIP outstanding shares as part of our overhang calculation when arriving at the amount of shares to request. Our shareholders should be aware that by virtue of the 2004 LTIP being a seven-year plan, the majority of options outstanding will likely be exercised prior to August 23, 2011.

Equity Compensation Plan Table

The following table sets forth certain information regarding securities authorized for issuance under the Company’s current equity compensation plans as of December 31, 2009.

	Number of
	Securities to be
	Issued upon	Weighted-Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	605,734	$13.75 [1]	336,933
Equity compensation plans not approved by security holders[2]	559,307	$16.85 [3]	1,000

Total	1,165,041	$15.30	337,933

[1]	Represents 332,905 options at an exercise price of $25.01, 192,164 restricted stock units (“RSU”) requiring payment of par value of $0.01, and 80,665 performance shares requiring payment of par value of $0.01.

[2]	Represents shares under the Company’s 2004 Long-Term Incentive Plan, 2005 Long-Term Incentive Plan, 2004 Directors’ Incentive Plan and 2005 Directors’ Incentive Plan established prior to the Company’s initial public offering.

[3]	Represents 480,267 options at an exercise price of $17.81, 30,000 options at an exercise price of $15.50, 15,000 options at an exercise price of $27.03, and 34,040 RSU requiring payment of par value of $0.01.

2004 Long-Term Incentive Plan.  The 2004 LTIP authorizes the issuance of stock options, restricted stock units, restricted stock shares, stock appreciation rights, performance awards or any combination of the foregoing to officers and key employees. Currently only stock options, restricted stock units and restricted stock shares have been issued from the 2004 LTIP. For option grants, the exercise price equals the fair value of the Company’s common stock on the date of grant. For restricted stock grants, the exercise price is fixed at $0.01. In general, options and restricted stock units vest over a three-year period; one-third of the options and restricted stock units cliff vest on the first anniversary of the vesting commencement date and the remaining options and restricted stock units vest in equal monthly and quarterly installments, respectively, over the two-year period following the first anniversary of the vesting commencement date. Stock options expire seven years after the date of grant. Restricted stock units do not have an expiration date. If the 2010 Plan is approved by shareholders, no further grants will be made under the 2004 LTIP.

2005 Long-Term Incentive Plan.  The 2005 LTIP authorizes the granting of restricted stock units, restricted stock units, performance awards or any combination of the foregoing to officers and key employees. Currently only restricted stock units have been issued from the 2005 LTIP. The majority of restricted stock units issued under the 2005 LTIP generally vest over three years: one-third of the restricted stock units cliff vest on the first anniversary of the vesting commencement date and the remaining restricted stock units vest in equal quarterly installments over the two-year period following the first anniversary of the vesting commencement date. Restricted stock units do not have an expiration date. If the 2010 Plan is approved by shareholders, no further grants will be made under the 2005 LTIP.

2004 Directors’ Equity Incentive Plan.  The 2004 Directors’ Equity Incentive Plan, or 2004 Directors’ Plan, consists of 30,000 non-qualified stock options that have been granted to our non-employee directors. This plan has terms and vesting requirements similar to those of the 2004 LTIP, except options vest quarterly after the first anniversary of the grant date. No shares are available for future issuance under this plan.

2005 Directors’ Equity Incentive Plan.  The 2005 Directors’ Equity Incentive Plan, or 2005 Directors’ Plan, consists of 15,000 non-qualified stock options that have been granted to our non-employee directors. The terms of the 2005 Directors’ Plan are similar to the 2004 Directors’ Plan. No shares are available for future issuance under this plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) reviews Core-Mark’s financial reporting process on behalf of the Board of Directors and reports to the Board of Directors on audit, financial and related matters. Core-Mark’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP (the independent registered public accounting firm for year ended December 31, 2009) was responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), and to issue its reports thereon. The Committee oversees these processes.

In this context, the Committee has met and held discussions with Core-Mark’s management and the independent auditor. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditor. The Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance.

In addition, the Committee discussed with the independent auditor such auditor’s independence from the Company and its management, and the independent auditor provided to the Committee the written disclosures and communications required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence.

The Committee discussed with the Company’s internal audit staff and independent auditor the overall scope and plans for their respective audits. The Committee met with the internal audit staff and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of Core-Mark’s internal controls, and the overall quality of Core-Mark’s financial reporting.

Based on the reviews and discussions with management and the independent auditor referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Core-Mark’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Stuart W. Booth, Chairman
Gary F. Colter
Harvey L. Tepner
Randolph I. Thornton

PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“D&T”) has been selected by the Audit Committee of the Board of Directors to audit the accounts of Core-Mark and its subsidiaries for the year ending December 31, 2010. D&T served as our independent auditor for 2009. At the Annual Meeting, the stockholders are being asked to ratify the appointment of D&T as Core-Mark’s independent auditor for 2010. If ratification is withheld, the Audit Committee will reconsider its selection. A representative of D&T will attend our Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

The Board of Directors recommends that the stockholders vote FOR Proposal 3.

Auditor Fees

The aggregate professional fees and expenses billed by D&T for the audit of our annual financial statements for 2009 and 2008 and fees and expenses billed for audit related services, tax services and all other services rendered for these periods are as follows:

	2009	2008

Audit Fees[1]	$2,556,000	$3,000,620
Audit Related Fees[2]	—	76,080
Tax Fees[3]	105,000	—
All Other Fees	—	—

Total	$2,661,000	$3,076,700

[1]	These are fees and expenses for professional services performed by D&T and include the audit of our annual financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory or regulatory filings, consents and other SEC filings.

[2]	These are fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and include fees associated with accounting for, and auditing of, acquisitions and consultations concerning financial accounting and reporting matters.

[3]	These are fees for professional services related to tax compliance, tax advice and tax planning.

Pre-Approval of Audit and Non-Audit Services

Core-Mark’s Audit Committee is responsible for appointing Core-Mark’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below, and must pre-approve any internal control related service, including any changes in the nature, scope or extent of such services.

Audit Services.  Under the policy, the Audit Committee is to appoint Core-Mark’s independent auditor each year and pre-approve the engagement of the independent auditor for the audit services to be provided. In addition, the Audit Committee must pre-approve any additions or modifications to such audit services.

Non-Audit Services.  In accordance with the policy, the Audit Committee must pre-approve non-audit services that may be performed by the independent auditor during the year. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditor.

All services performed by D&T in 2009 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in Core-Mark’s Proxy Materials

Any proposal that a stockholder wishes to submit for inclusion in Core-Mark’s proxy materials for the 2011 Annual Meeting of Stockholders pursuant to and in accordance with SEC Rule 14a-8 must be received by Core-Mark not later than December 14, 2010.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Core-Mark’s bylaws provide that any proposal that a stockholder wishes to propose for consideration at an annual meeting, but does not seek to include in Core-Mark’s Proxy Statement and related materials, must be received by our Company within a specified period prior to the annual meeting. Absent specific circumstances set forth in our bylaws, to be considered at the 2011 Annual Meeting such proposal must be delivered to Core-Mark no earlier than January 25, 2011 and no later than February 24, 2011. In addition, any stockholder proposal to Core-Mark must set forth the information required by Core-Mark’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. The proxy solicited by the Board of Directors for the 2011 Annual Meeting will confer discretionary authority to vote on any proposal presented by a stockholder at the meeting that was not included in the proxy materials for such meeting.

Any stockholder proposals or notices submitted to Core-Mark in connection with the 2011 Annual Meeting should be addressed to: Director of Investor Relations, Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, California 94080.

ANNEX A

Core-Mark Holding Company, Inc.
2010 Long-Term Incentive Plan

Article 1.  Establishment & Purpose

1.1  Establishment.  Core-Mark Holding Company, Inc., a Delaware corporation (the “Company”), hereby establishes the 2010 Long-Term Incentive Plan (the “Plan”) as set forth herein.

1.2  Purpose of the Plan.  The purpose of this Plan is to attract, retain and motivate officers, employees, non-employee directors, and other individuals providing services to the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing the participants of the Plan with appropriate incentives.

Article 2.  Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Affiliate” means any Subsidiary and any other entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any other entity designated by the Board in which the Company, a Subsidiary or any other Affiliate has a substantial direct or indirect equity interest.

2.2 “Annual Award Limit” shall have the meaning set forth in Section 5.1(b) hereof.

2.3 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Performance-Based Compensation Award that is granted under the Plan.

2.4 “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and conditions of the actual grant of such Award and not providing for any approval or execution by the Participant.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Business Combination” means a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

2.7 “Cause” unless otherwise provided in any Award Agreement, means the occurrence of one or more of the following events: (a) conviction of, or agreement to a plea of nolo contendere to, a felony; (b) willful misconduct or gross negligence that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; (c) willful insubordination or failure to follow a reasonable, lawful directive of the Board or the Participant’s direct or indirect supervisor made in good faith that has caused demonstrable and material injury to the Company or a Subsidiary, monetary or otherwise; (d) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary that has caused demonstrable and material injury to the Company or a Subsidiary, monetary or otherwise; (e) material violation of the Company’s written codes of conduct that has caused demonstrable and material injury to the Company or a Subsidiary, monetary or otherwise; or (f) any willful breach of any written policy or any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company, its Subsidiaries or any of its affiliates that has caused demonstrable and material injury to the Company.

2.8 “Change in Control” means the occurrence after the Effective Date of one of the following events:

(a) any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) the Incumbent Directors cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that, any person who becomes a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then in office; but provided further that, any such person whose initial assumption of office on the Board is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not become an Incumbent Director;

(c) the consummation of any Business Combination, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company;

(d) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company;

(e) the stockholders of the Company approve the sale or other disposition of all or substantially all of the assets of the Company and such transaction is consummated; or

(f) the stockholders of the Company approve a going private transaction which will result in the Shares no longer being publicly traded and such transaction is consummated.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director, (b) an Outside Director, and (c) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed.

2.11 “Covered Employee” means for any Plan Year, a Participant designated by the Company as a potential “covered employee” as such term is defined in Section 162(m) of the Code.

2.12 “Director” means a member of the Board who is not an Employee.

2.13 “Effective Date” means the date set forth in Section 15.14 hereof.

2.14 “Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.16 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have a lower exercise price and different terms), Awards of a different type, and/or cash, and/or (b) the exercise price of an outstanding Award is reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion; provided, however, that the Committee may only institute an Exchange Program with the approval of the Company’s stockholders.

2.17 “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:

(a) the officially quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on a nationally recognized stock exchange or any established over-the-counter trading system on which dealings take place; or

(b) in the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.

2.18 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.19 “Incumbent Directors” means the persons who on the Effective Date constitute the Board and any other persons who subsequently become “Incumbent Directors” pursuant to Section 2.8(b) hereof.

2.20 “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.21 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22 “Other Stock-Based Award” means shall have the meaning set forth under Article 9 hereof.

2.23 “Option” means any stock option granted from time to time under Article 6 hereof.

2.24 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 hereof.

2.25 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.26 “Participant” means any eligible person as set forth in Section 4.1 hereof to whom an Award is granted.

2.27 “Performance-Based Compensation” means compensation under an Award that is intended to constitute “qualified performance-based compensation” within the meaning of the regulations promulgated under Section 162(m) of Code or any successor provision.

2.28 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.29 “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

2.30 “Plan Year” means the applicable fiscal year of the Company.

2.31 “Restricted Stock” means any Award granted under Article 8 hereof.

2.32 “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

2.33 “Share” means a share of the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 13 hereof.

2.34 “Stock Appreciation Right” means any right granted under Article 7 hereof.

2.35 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.36 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.  Administration

3.1 Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Participants to whom Awards will be granted, to determine the type and amount of Awards to be granted to each such Participant and the terms and conditions of Awards and Award Agreements, and to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, but subject to the limitations in Article 12 and Sections 6.6 and 10.5 hereof, clarify, construe or resolve any ambiguity or omission in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, accelerate the vesting of any Award, or waive any terms or conditions applicable to any Award. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines, provided that the Company may not institute an Exchange Program without stockholder approval. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Delegation.  The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided that the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4.  Eligibility and Participation

4.1 Eligibility.  Participants will consist of such Employees, Directors and other individuals providing services to the Company or any Subsidiary or Affiliate as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Type of Awards.  Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and (e) Performance-Based Compensation Awards. The Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 10 hereof. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.  Shares Subject to the Plan and Maximum Awards

5.1 Number of Shares Available for Awards.

(a) General.  Subject to adjustment as provided in Section 5.1(c) and Article 13 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 659,952 Shares. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 50,000 Shares, subject to Article 13 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. The

Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Any unvested Shares forfeited by a Participant due to termination of Service, any unearned Performance Shares, or any unexercised Options, shall again be available for Awards; provided, however, that such Shares shall continue to be counted as granted for purposes of determining whether an Annual Award Limit has been attained. Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan.

(b) Annual Award Limits.  The maximum number of Shares with respect to Awards denominated in Shares that may be granted to any Participant in any Plan Year shall be 100,000 Shares, subject to adjustments made in accordance with Article 13 hereof, subject to adjustments made in accordance with Article 13 hereof (the “Annual Award Limit”).

(c) Additional Shares.  In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant’s Annual Award Limit. Any Shares subject to stock options or similar awards granted under the Company’s 2004 Long-Term Incentive Plan and the 2005 Long-Term Incentive Plan (the “Previous Plans”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Previous Plans that are forfeited to or repurchased by the Company (up to a maximum of 456,000 Shares), will also become available for grant under the Plan.

Article 6.  Stock Options

6.1 Grant of Options.  The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its Subsidiaries or Affiliates shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2 Terms of Option Grant.  The Option Price per Share shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option the Option Price per Share shall be (a) if granted to a person other than a Ten Percent Shareholder, not less than 100% of the Fair Market Value of a Share on the date of grant or (b) if granted to a Ten Percent Shareholder, not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3 Option Term.  The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five years).

6.4 Time of Exercise.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Method of Exercise.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the

Company and, if applicable, the date payment is received by the Company pursuant to clauses (a), (b), (c), (d), or (e) in the following sentence (including the applicable tax withholding pursuant to Section 15.3 hereof). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (a) in cash or its equivalent (e.g., by cashier’s check), (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above), (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6 Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000, or the Option shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.  Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2 Terms of Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8.  Restricted Stock

8.1 Grant of Restricted Stock.  The Committee is hereby authorized to grant Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

8.2 Terms of Restricted Stock Awards.  Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant’s service whether due to death, disability or other cause) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3 Voting and Dividend Rights.  The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

8.4 Performance Goals.  The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable, unless otherwise provided in the Participant’s Award Agreement.

8.5 Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.  Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the “Other Stock-Based Awards”), including without limitation, restricted stock units and dividend equivalent rights. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10.  Performance-Based Compensation

10.1 Grant of Performance-Based Compensation Awards.  To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations. The vesting, crediting and/or payment of Performance-Based Compensation may be based on the achievement of any objective performance goals allowable under Section 162(m) of the Code and related regulations.

10.2 Performance Measures.  The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following

Performance Measures: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) store openings or refurbishment plans; (xx) staff training; and (xxi) corporate social responsibility policy implementation.

Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to prorate goals and payments for a partial Plan Year) in the event of the following occurrences: (a) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (b) mergers and acquisitions; and (c) financing transactions, including selling accounts receivable.

10.3 Establishment of Performance Goals for Covered Employees.  No later than 90 days after the commencement of a Performance Period (but in no event after 25% of such Performance Period has elapsed), the Committee shall establish in writing: (a) the performance goals applicable to the Performance Period; (b) the targets to be used to measure the performance goals in terms of an objective formula or standard; (c) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply. The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

10.4 Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

10.5 Certification of Performance.  Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

10.6 Terms of Performance-Based Compensation Awards.  Each provision of the Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 11.  Termination of Service

11.1 Termination of Service For Cause.  Unless the Award Agreement provides otherwise, all of a Participant’s Awards (including any exercised Awards for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately on the date the Participant’s service terminates (in accordance with the definition of “separation from service” under Section 409A of the Code) if such termination is for Cause or Cause exists on such date and the Company shall return to the Participant the price (if any) paid for such undelivered Shares.

11.2 Termination of Service For Reason Other Than For Cause.  If a Participant’s service is terminated other than a termination for Cause, then unless the Award Agreement provides otherwise, all unvested Awards will terminate immediately as of the date the Participant’s service terminates and all vested Awards will terminate on the earliest of (a) the expiration of their term and (b) the 90th day following such termination.

Article 12.  Compliance with Section 409A of the Code

12.1 General.  The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

12.2 Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

12.3 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

Article 13.  Adjustments

13.1 Adjustments in Authorized Shares.  In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to the Plan or outstanding Awards.

13.2 Change in Control.  Upon the occurrence of a Change in Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being cancelled.

Article 14.  Duration, Amendment, Modification, Suspension, and Termination

14.1 Duration of the Plan.  Unless sooner terminated as provided in Section 14.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

14.2 Amendment, Modification, Suspension, and Termination of Plan.  The Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion.

Article 15.  General Provisions

15.1 No Right to Service.  The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

15.2 Settlement of Awards; Fractional Shares.  Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

15.3 Tax Withholding.  The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.4 No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

15.5 Section 16 Participants.  With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.6 Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his or her death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

15.7 Conditions and Restrictions on Shares.  The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

15.8 Rights as a Stockholder.  Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.9 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.10 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.11 No Constraint on Corporate Action.  Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

15.12 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.13 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

15.14 Effective Date.  The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”).

15.15 Stockholder Approval.  The Plan will be submitted for approval by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, the Plan and any Award shall be terminated and cancelled without consideration.

* * *

This Plan was duly adopted and approved by the Board of Directors of the Company by unanimous written consent on the 1st day of April, 2010.

DIRECTIONS TO THE
RADISSON HOTEL

Radisson Hotel
5000 Sierra Point Parkway
Brisbane, CA 94005

From San Francisco (approximately 8 miles):  Take US 101 South until exit 426. Take ramp right and follow signs for Sierra Point Parkway. The Radisson Hotel is located at 5000 Sierra Point Parkway.

From San Francisco Airport (approximately 5 miles):  Take US 101 North until exit 426B. Take ramp right and follow signs for Sierra Point Parkway. The Radisson Hotel is located at 5000 Sierra Point Parkway.

From San Jose (approximately 45 miles) & San Jose Airport (approximately 40 miles):  Take US 101 North until exit 426B. Take ramp right and follow signs for Sierra Point Parkway. The Radisson Hotel is located at 5000 Sierra Point Parkway.

From Oakland Airport & Points East (approximately 27 miles):  Take I-880 North toward downtown Oakland, then take left ramp onto I-80 West toward San Francisco and the Bay Bridge. Take Bay Bridge and merge with US 101 South until exit 426. Take ramp right and follow signs for Sierra Point Parkway. The Radisson Hotel is located at 5000 Sierra Point Parkway.

CORE-MARK HOLDING COMPANY, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 25, 2010
11:00am PDT
Radisson Hotel
5000 Sierra Point Parkway
Brisbane, CA 94005

Core-Mark Holding Company, Inc. 395 Oyster Point Blvd., Suite 415 South San Francisco, California 94080	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2010.

By signing the proxy, you revoke all prior proxies, acknowledge receipt of the notice of the stockholder’s annual meeting to be held May 25, 2010 and the proxy statement, and appoint J. Michael Walsh and Gregory P. Antholzner, and each of them with full power of substitution, to vote all shares of Common Stock of Core-Mark Holding Company, Inc. you are entitled to vote, either on your behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Core-Mark, to be held on Tuesday, May 25, 2010 at 11:00am Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as if you were personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES APPOINTED HEREIN ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

To be signed and dated on reverse side.	See reverse side for voting instructions.
101572

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/core Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 24, 2010.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 24, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN,DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR All of the Nominees Listed and Proposal 2 and 3 Below.

1. Election of directors:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

a.	Robert A. Allen	☐	☐	☐	e.	Harvey L. Tepner	☐	☐	☐

b.	Stuart W. Booth	☐	☐	☐	f.	Randolph I. Thornton	☐	☐	☐

c.	Gary F. Colter	☐	☐	☐	g.	J. Michael Walsh	☐	☐	☐

d.	L. William Krause	☐	☐	☐

☐ For ☐ Against ☐ Abstain
2.	Approval of the Core-Mark 2010 Long-Term Incentive Plan.

3.	To ratify the selection of Deloitte & Touche LLP as Core-Mark’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2010.	☐ For ☐ Against ☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.